SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐	Preliminary Proxy Statement
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☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
VF Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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VF CORPORATION

March 23, 2011

Dear Shareholder:

The Annual Meeting of Shareholders of VF Corporation will be held on Tuesday, April 26, 2011, at the O.Henry Hotel, Caldwell Room, 624 Green Valley Road, Greensboro, North Carolina, commencing at 10:30 a.m. Your Board of Directors and management look forward to greeting personally those shareholders able to attend.

At the meeting, shareholders will be asked to vote on (i) the election of three directors; (ii) whether to approve the compensation of named executive officers as disclosed in this proxy statement; (iii) whether the frequency of executive compensation advisory votes should be every one, two or three years; (iv) whether to approve an amendment to VF’s By-laws to adopt a majority voting standard for uncontested director elections; (v) whether to ratify the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2011; and (vi) such other matters as may properly come before the meeting.

Your Board of Directors recommends a vote FOR the election of the persons nominated to serve as directors, FOR the approval of compensation of named executive officers as disclosed in this proxy statement, FOR the proposed frequency of executive compensation advisory votes, FOR the amendment to VF’s By-laws to adopt a majority voting standard for uncontested director elections, and FOR the ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm. Regardless of the number of shares you own or whether you plan to attend, it is important that your shares be represented and voted at the meeting.

You may vote in person at the Annual Meeting or you may vote your shares via the Internet, via a toll-free telephone number, or by signing, dating and mailing the enclosed proxy card in the postage-paid envelope provided, as explained on page 1 of the attached proxy statement.

Your interest and participation in the affairs of VF are most appreciated.

Sincerely,

Eric C. Wiseman

Chairman, President and

Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD
ON APRIL 26, 2011

This proxy statement and our Annual Report to security holders on Form 10-K for 2010 are available at www.edocumentview.com/vfc.

VF CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 26, 2011

March 23, 2011

To the Shareholders of VF CORPORATION:

The Annual Meeting of Shareholders of VF Corporation will be held at the O.Henry Hotel, Caldwell Room, 624 Green Valley Road, Greensboro, North Carolina, on Tuesday, April 26, 2011, at 10:30 a.m., for the following purposes:

(1) to elect three directors;

(2) to vote on whether to approve the compensation of named executive officers as disclosed in this proxy statement;

(3) to vote on whether the frequency of executive compensation advisory votes should be every one, two or three years;

(4) to vote on whether to approve an amendment to VF’s By-laws to adopt a majority voting standard for uncontested director elections;

(5) to vote on the ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2011; and

(6) to transact such other business as may properly come before the meeting and any adjournments thereof.

A copy of VF’s Annual Report on Form 10-K for 2010 is enclosed for your information.

Only shareholders of record as of the close of business on March 2, 2011 are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

Candace S. Cummings
Vice President — Administration,
General Counsel and Secretary

YOUR VOTE IS IMPORTANT

You are urged to vote your shares via the Internet, through
our toll-free telephone number, or by signing, dating and
promptly returning your proxy in the enclosed envelope.

VF CORPORATION

PROXY STATEMENT

For the 2011 Annual Meeting of Shareholders

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of VF Corporation to be voted at VF’s Annual Meeting of Shareholders on April 26, 2011 and any adjournments of the meeting (the “Meeting”).

ABOUT THE MEETING

What is the purpose of the Meeting?

At the Meeting, holders of VF Common Stock will vote on the matters described in the notice of the Meeting on the front page of this proxy statement, including the election of three directors, approval of compensation of named executive officers as disclosed in this proxy statement, the frequency of executive compensation advisory votes, the amendment of VF’s By-laws to adopt a majority voting standard for uncontested director elections, and the ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2011 and transaction of such other business as may properly come before the Meeting.

Who is entitled to vote at the Meeting?

Only shareholders of record on March 2, 2011, the record date for the Meeting, are entitled to receive notice of and vote at the Meeting.

What are the voting rights of shareholders?

Each share of Common Stock is entitled to one vote on each matter considered at the Meeting.

How do shareholders vote?

Shareholders may vote at the Meeting in person or by proxy. Proxies validly delivered by shareholders (by Internet, telephone or mail as described below) and received by VF prior to the Meeting will be voted in accordance with the instructions contained therein. If a shareholder’s proxy card gives no instructions, it will be voted as recommended by the Board of Directors. A shareholder may change any vote by proxy before the proxy is exercised by filing with the Secretary of VF either a notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person. Shareholders who vote by telephone or the Internet may also change their votes by re-voting by telephone or the Internet within the time periods listed below. A shareholder’s latest vote, including via the Internet or telephone, is the one that is counted.

There are three ways to vote by proxy:

1) BY INTERNET:  Visit the web site www.envisionreports.com/vfc. To vote your shares, you must have your proxy/voting instruction card in hand. The web site is available 24 hours a day, seven days a week, and will be accessible UNTIL 11:59 p.m., Eastern Daylight Time, on April 25, 2011;

2) BY TELEPHONE:  Call toll-free 1-800-652-VOTE (1-800-652-8683). Shareholders outside of the U.S. and Canada should call 1-781-575-2300. To vote your shares, you must have your proxy/voting instruction card in hand. Telephone voting is accessible 24 hours a day, seven days a week, UNTIL 11:59 p.m., Eastern Daylight Time, on April 25, 2011; or

3) BY MAIL:  Mark your proxy/voting instruction card, date and sign it, and return it in the postage-paid (U.S. only) envelope provided. If the envelope is missing, please address your completed proxy/voting instruction card to VF Corporation, c/o Computershare, P.O. Box 43126, Providence, Rhode Island 02940.

IF YOU VOTE BY INTERNET OR TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY/VOTING INSTRUCTION CARD.

If you are a beneficial owner, please refer to your proxy card or other information forwarded by your bank, broker or other holder of record to see which of the above choices are available to you.

What constitutes a quorum?

Shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast must be present at the Meeting in person or by proxy to constitute a quorum for the transaction of business. At the close of business on March 2, 2011, there were 108,697,539 outstanding shares of Common Stock.

What are the Board’s recommendations?

Your Board of Directors recommends a vote FOR the election of the persons nominated to serve as directors; FOR the approval of compensation of named executive officers as disclosed in this proxy statement; with regard to the frequency of executive compensation advisory votes, FOR a frequency of every two years; FOR the amendment to VF’s By-laws to adopt a majority voting standard for uncontested director elections; and FOR the ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2011. If any other matters are brought before the Meeting, the proxy holders will vote as recommended by the Board of Directors. If no recommendation is given, the proxy holders will vote in their discretion. At the date of this proxy statement, we do not know of any other matter to come before the Meeting. Persons named as proxy holders on the accompanying form of proxy/voting instruction card are Eric C. Wiseman, Chairman, President and Chief Executive Officer of VF, and Candace S. Cummings, Vice President — Administration, General Counsel and Secretary of VF.

What vote is required to approve each item?

The three nominees for election as directors who receive the greatest number of votes will be elected directors. Approval of the compensation of named executive officers as disclosed in this proxy statement, approval of an amendment to VF’s By-laws to adopt a majority voting standard for uncontested director elections, and ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2011 or approval of any other matter to come before the Meeting require the affirmative vote of a majority of the votes cast on such matter at the Meeting. With respect to the frequency of executive compensation advisory votes, you will have the opportunity to vote for a frequency of every one, two or three years, or abstain from voting. Under Pennsylvania law and VF’s By-laws, the frequency of executive compensation advisory votes will also be determined according to the affirmative vote of a majority of the votes cast; however, if the proposal is not adopted by the required majority vote for any one of the time periods presented, the Board will evaluate the votes cast for each time period presented and will consider the time period for which a plurality of the votes were cast to have been recommended by the shareholders. Withheld votes, abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors, the approval of compensation of named executive officers as disclosed in this proxy statement, the frequency of executive compensation advisory votes, the amendment to VF’s By-laws to adopt a majority voting standard for uncontested director elections or ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2011 or any other matter to come before the Meeting.

Other Information

A copy of VF’s Annual Report on Form 10-K for the fiscal year ended January 1, 2011 accompanies this proxy statement. No material contained in the Annual Report is to be considered a part of the proxy solicitation material.

VF’s mailing address is P.O. Box 21488, Greensboro, North Carolina 27420. This proxy statement and the form of proxy/voting instruction card were first mailed or given to shareholders on approximately March 23, 2011.

ITEM NO. 1

ELECTION OF DIRECTORS

VF’s Board of Directors has nominated the three persons named below to serve as directors. Charles V. Bergh, whose term ends at the Meeting, has determined that he will not stand for reelection. The Corporation acknowledges the outstanding service rendered by Mr. Bergh during his years on the Board of Directors. The persons named in the accompanying form of proxy/voting instruction card intend to vote such proxy for the election as directors of the following nominees, subject to any explicit instructions of the shareholder set forth on the proxy/voting instruction card. If any nominee becomes unable or unwilling to serve as a director, the proxy holders will vote for such other person or persons as may be nominated by the Board of Directors. The nominees named below have indicated that they are willing to serve if reelected to the VF Board. The Board of Directors may fill vacancies in the Board, and any director chosen to fill a vacancy would hold office until the next election of the class for which such director had been chosen. It is the policy of VF that a substantial majority of the members of its Board of Directors should be independent. Currently, 11 of VF’s 12 directors have been determined by the Board to be independent in accordance with standards adopted by the Board, as set forth in the Board’s Corporate Governance Principles and as attached hereto as Appendix A, and the Listing Standards of the New York Stock Exchange, the securities exchange on which VF’s Common Stock is traded.

		Year in Which
		Service as a
Name	Principal Occupation	Director Began

To serve until the 2014 Annual Meeting
Juan Ernesto de Bedout, 66	Group President Latin American Operations, Kimberly-Clark Corporation	2000
Ursula O. Fairbairn, 68	President and Chief Executive Officer, Fairbairn Group LLC	1994
Eric C. Wiseman, 55	Chairman, President and Chief Executive Officer of VF	2006

Mr. de Bedout has served as Group President of Latin American Operations for Kimberly-Clark Corporation, a global health and hygiene company, responsible for business units in Central and South America as well as the Caribbean, since 1999. He is a member of the Audit and Finance Committees of the Board of Directors. Mr. De Bedout is qualified to serve on the Board of Directors primarily as a result of his experience leading a major international division of a publicly traded multi-brand consumer products company.

Ms. Fairbairn has served as President and Chief Executive Officer, Fairbairn Group LLC, a human resources and executive management consulting company, since April 2005. She served as Executive Vice President — Human Resources & Quality, American Express Co., a diversified global travel and financial services company, from 1996 until her retirement in 2005. Ms. Fairbairn also serves as a director of Air Products and Chemicals, Inc. and Sunoco, Inc. Previously she served on the boards of directors of Circuit City Stores, Inc. and Centex

Corporation. She is a member of the Executive, Compensation and Nominating and Governance Committees of the Board of Directors. (Also see “Security Ownership of Certain Beneficial Owners and Management” on page 49). Ms. Fairbairn is qualified to serve on the Board of Directors primarily as a result of her extensive experience as a leader of a global financial services company, service on other boards of directors, and as a consultant in human resources and executive management compensation for a number of publicly traded companies.

Mr. Wiseman has served as Chairman of the Board of Directors of VF since August 2008, as President of VF since March 2006 and as Chief Executive Officer since January 2008. He served as Chief Operating Officer from March 2006 until January 2008. He was elected a director of VF in October 2006. Mr. Wiseman joined VF in 1995 and has held a progression of leadership roles within and across VF’s coalitions. Mr. Wiseman also serves as a director of CIGNA Corporation. Mr. Wiseman serves as an ex officio member of the Finance Committee of the Board of Directors. Mr. Wiseman is qualified to serve on the Board of Directors primarily as a result of his service as Chief Executive Officer of VF and in other leadership roles with VF.

		Year in Which
		Service as a
Name	Principal Occupation	Director Began

Directors Whose Terms Expire at the 2013 Annual Meeting
Richard T. Carucci, 53	Chief Financial Officer, Yum! Brands, Inc.	2009
Juliana L. Chugg, 43	Senior Vice President, General Mills, Inc. and President, Meals Division	2009
George Fellows, 68	President and Chief Executive Officer, Callaway Golf Company	1997
Clarence Otis, Jr., 54	Chairman and Chief Executive Officer, Darden Restaurants, Inc.	2004

Mr. Carucci is Chief Financial Officer of Yum! Brands, Inc., which operates more than 36,000 restaurants, including brands such as KFC, Pizza Hut and Taco Bell, in more than 110 countries and territories. Since joining Yum! Brands (previously named Tricon Global Restaurants) in 1997, he held a series of finance positions prior to being appointed Chief Financial Officer in 2005. Mr. Carucci is a member of the Audit and Finance Committees of the Board of Directors. Mr. Carucci is qualified to serve on the Board of Directors primarily as a result of his experience as chief financial officer of a large global multi-brand publicly traded company serving retail consumers.

Ms. Chugg is a Senior Vice President of General Mills, Inc. and President of its Meals Division. She has held a progression of leadership roles with General Mills and Pillsbury since 1996. Ms. Chugg also serves as a director of H.B. Fuller Company. Ms. Chugg previously served as a director of Promina Group Ltd. from April 2003 until July 2004. Ms. Chugg is on the Audit and Nominating and Governance Committees of the Board of Directors. Ms. Chugg is qualified to serve on the Board of Directors primarily as a result of her extensive experience leading a major division of a large publicly traded multi-brand consumer products company and service on other public company boards of directors.

Mr. Fellows has been President and Chief Executive Officer of Callaway Golf Company and a member of its Board of Directors since 2005. Previously, he served as a consultant to Investcorp International, Inc. and other private equity firms from 2000 through July 2005, and as President and Chief Executive Officer of Revlon, Inc. and of Revlon Consumer Products Corporation from 1997 through 1999. Mr. Fellows previously served on the board of directors of Jack in the Box Inc. He is a member of the Audit and Nominating and Governance Committees of the Board of Directors. Mr. Fellows is qualified to serve on the Board of Directors primarily as a result of his extensive experience leading publicly traded consumer products companies and overseeing chief financial officers of public companies.

Mr. Otis is Chairman and Chief Executive Officer of Darden Restaurants, Inc., a large full-service restaurant company that owns and operates 1,800 restaurants including Red Lobster, Olive Garden, LongHorn Steakhouse, The Capital Grille, Bahama Breeze and Seasons 52. Previously, he served as the Executive Vice President of Darden Restaurants, Inc., and President of its Smokey Bones Restaurants division, from December 2002 until December 2004. He served as Executive Vice President and Chief Financial Officer of Darden Restaurants from April 2002 to December 2002 and Senior Vice President and Chief Financial Officer from 1999 to 2002. Mr. Otis also serves as a director of Verizon Communications, Inc. Previously, he served on the board of directors of the Travelers Companies, Inc. He is a member of the Audit and Nominating and Governance Committees of the Board of Directors. (Also see “Security Ownership of Certain Beneficial Owners and Management” on page 49). Mr. Otis is qualified to serve on the Board of Directors primarily as a result of his extensive experience leading a large publicly traded multi-brand company serving retail customers, acting as and then supervising the chief financial officer of a public company, and serving on the boards of directors of other public companies.

		Year in Which
		Service as a
Name	Principal Occupation	Director Began

Directors Whose Terms Expire at the 2012 Annual Meeting
Robert J. Hurst, 65	Managing Director, Crestview Partners LLC	1994
W. Alan McCollough, 61	Retired; former Chairman of the Board, Circuit City Stores, Inc.	2000
M. Rust Sharp, 70	Of Counsel to Heckscher, Teillon, Terrill & Sager (Attorneys)	1984
Raymond G. Viault, 66	Retired; former Vice Chairman, General Mills, Inc.	2002

Mr. Hurst has been a Managing Director of Crestview Partners LLC, a private equity firm, since 2005. Mr. Hurst was Vice Chairman of The Goldman Sachs Group, Inc., an international investment banking and securities firm, and head or co-head of Investment Banking from 1990 to 1999. Mr. Hurst previously served as a director of Paris Re Holdings Limited, Constellation Energy and The Goldman Sachs Group, Inc. Mr. Hurst is a member of the Executive, Finance and Nominating and Governance Committees of the Board of Directors. Mr. Hurst is qualified to serve on the Board of Directors primarily as a result of his extensive experience as a leader of a major international financial services firm and service on the boards of directors of other public companies.

Mr. McCollough served as Chairman of the Board of Circuit City Stores, Inc., a specialty retailer of consumer electronics and related services, from 2002 until June 2006. He was also Chief Executive Officer of the company from June 2000 until his retirement from that position at the end of February 2006, and President of the company from 1997 until 2005. From 1997 to June 2000, he was President and Chief Operating Officer of Circuit City and in 2000 he was elected to the company’s board of directors. Mr. McCollough also serves as a director of LA-Z-Boy Incorporated and Goodyear Tire & Rubber Company. Mr. McCollough is a member of the Compensation and Nominating and Governance Committees of the Board of Directors. Mr. McCollough is qualified to serve on the Board of Directors primarily as a result of his extensive experience leading a large publicly traded consumer products company, overseeing the chief financial officer of a public company and serving on the boards of directors of other public companies.

Mr. Sharp has been Of Counsel to Heckscher, Teillon, Terrill & Sager, a law firm located in West Conshohocken, Pennsylvania, since 1999. He was previously a partner with the law firm of Clark, Ladner, Fortenbaugh & Young and Of Counsel to Pepper Hamilton LLP, a national law firm headquartered in Philadelphia. Mr. Sharp is a member of the Executive and Compensation Committees of the Board of Directors. Mr. Sharp is qualified to serve on the Board of Directors primarily as a result of his extensive experience as a corporate lawyer for global corporations with expertise in, among other areas, mergers and acquisitions.

Mr. Viault was Vice Chairman of General Mills, Inc. with responsibility for General Mills’ Meals, Baking Products, Pillsbury USA and Bakeries and Foodservice businesses until his retirement in 2005. Mr. Viault joined General Mills as Vice Chairman in 1996 and also served as chief financial officer of the company for two years. Mr. Viault also serves as a director of Newell Rubbermaid Inc., a consumer products company. He previously served as a director of Safeway Inc. and Cadbury plc. He is a member of the Compensation and Finance Committees of the Board of Directors. Mr. Viault is qualified to serve on the Board of Directors primarily as a result of his extensive experience leading a large international multi-brand publicly traded consumer products company and serving on the boards of directors of other public companies.

CORPORATE GOVERNANCE AT VF

As provided by the Pennsylvania Business Corporation Law and VF’s By-Laws, VF’s business is managed under the direction of its Board of Directors. Members of the Board are kept informed of VF’s business through discussions with the Chairman, President and Chief Executive Officer and other officers, by reviewing VF’s annual business plan and other materials provided to them and by participating in meetings of the Board and its committees. In addition, to promote open discussion among the independent directors, those directors meet in regularly scheduled executive sessions without management present. During 2010, the independent directors met in executive session without management present six times. The chairmen of the Nominating and Governance, Compensation, Audit and Finance Committees of the Board preside at meetings or executive sessions of non-management directors on a rotating basis. In April 2010 Robert J. Hurst, Chairman of the Finance Committee, was selected by the Board to serve as presiding director until VF’s 2011 Annual Meeting of Shareholders.

Corporate Governance

VF’s Board of Directors has a long-standing commitment to sound and effective corporate governance practices. A foundation of VF’s corporate governance is the Board’s policy that a substantial majority of the members of the Board should be independent. This policy is included in the Board’s written Corporate Governance Principles, which address a number of other important governance issues such as:

•	qualifications for Board membership;

•	mandatory retirement for Board members at the annual meeting of shareholders following attainment of age 72;

•	a requirement that directors offer to submit their resignation for consideration upon a substantial change in principal occupation or business affiliation;

•	Board leadership;

•	committee responsibilities;

•	Board consideration of majority shareholder votes;

•	authority of the Board to engage outside independent advisors as it deems appropriate;

•	succession planning for the chief executive officer; and

•	annual Board self-evaluation.

In addition, the Board of Directors for many years has had in place formal charters stating the powers and responsibilities of each of its committees.

The Board’s Corporate Governance Principles, the Audit, Nominating and Governance, Compensation and Finance Committee charters, code of business conduct and ethics applicable to the principal executive officer, the principal financial officer, and the principal accounting officer as well as other employees and all directors of VF, and other corporate governance information are available on VF’s web site (www.vfc.com) and will be provided free of charge to any person upon request directed to the Secretary of VF at P.O. Box 21488, Greensboro, North Carolina 27420. Anyone wishing to communicate directly with one or more members of the Board of Directors or with the non-management members of the Board of Directors as a group (including the directors who preside at meetings or executive sessions of non-management directors) may contact the Chairman of the Nominating and Governance Committee, c/o the Secretary of VF at the address set forth in the preceding sentence, or call the VF Ethics Helpline at 1-877-285-4152 or send an email message to corpgov@vfc.com. The Secretary forwards all such communications, other than solicitations and frivolous communications, to the Chairman of the Nominating and Governance Committee.

Related Party Transactions

Since the beginning of VF’s last fiscal year, no financial transactions, arrangements or relationships, or any series of them, were disclosed or proposed through VF’s processes for review, approval or ratification of transactions with related persons in which (i) VF was or is to be a participant, (ii) the amount involved exceeded $120,000, and (iii) any related person had or will have a direct or indirect material interest. A related person means any person who was a director, nominee for director, executive officer or 5% owner of the Common Stock of VF, or an immediate family member of any such person. PNC Bank, N.A., which is one of three co-trustees under the Deeds of Trust dated August 21, 1951 and under the Will of John E. Barbey (see “Security Ownership of Certain Beneficial Owners and Management” on page 49, reporting beneficial ownership of approximately 19.9% of VF’s outstanding Common Stock by the Trustees), is one of several lenders party to VF’s $1 billion revolving credit facility. The credit facility was entered in the ordinary course of business, was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and did not involve more than the normal risk of collectibility or present other unfavorable features.

The VF Code of Business Conduct prohibits any associate, including officers and directors, of VF from owning any interest in (excluding publicly traded securities) or having any personal contract or agreement of any nature with suppliers, contractors, customers or others doing business with VF that might tend to influence a decision with respect to the business of VF. Each of the Chief Executive Officer and senior financial officers must disclose to the General Counsel any material transaction or relationship that reasonably could be expected to give rise to such a conflict of interest, and the General Counsel must notify the Nominating and Governance Committee of any such disclosure. Conflicts of interest involving the General Counsel must be disclosed to the Chief Executive Officer, and the Chief Executive Officer must notify the Nominating and Governance Committee of any such disclosure.

In addition, all directors and persons subject to reporting under Section 16 of the Rules and Regulations under the Securities Exchange Act of 1934 are required to disclose any transaction between them, entities they own an interest in, or their immediate family members, and VF (other than transactions available to all employees generally or transactions of less than $100,000 in value) to the General Counsel. The General Counsel presents any items disclosed by any director to the full Board of Directors, and any item disclosed by an officer to the Nominating and Governance Committee.

Board of Directors

In accordance with VF’s By-Laws, the Board of Directors has set the number of directors at 12. Eleven of VF’s directors are non-employee directors. The Board considered transactions and relationships between each director and members of his or her immediate family and VF and determined that 11 of VF’s 12 directors are free of any material relationship with VF, other than their service as directors, and are “independent” directors both under the New York Stock Exchange Listing Standards and the categorical standards adopted by the Board that are part of the Corporate Governance Principles and are attached hereto as Appendix A.

The Board determined that Ms. Chugg and Ms. Fairbairn and Messrs. Bergh, Carucci, de Bedout, Fellows, Hurst, McCollough, Otis, Sharp and Viault are independent directors, and that Mr. Wiseman is not an independent director.

During 2010, VF’s Board of Directors held six meetings. Under VF’s Corporate Governance Principles, directors are expected to attend all meetings of the Board, all meetings of committees of which they are members and the annual meetings of shareholders. Every current member of the Board attended at least 75% of the total number of meetings of the Board and all committees on which he or she served, and every member of the Board, other than Ms. Chugg, attended the Annual Meeting of Shareholders in April 2010.

Board Committees and Their Responsibilities

The Board has Executive, Audit, Finance, Nominating and Governance, and Compensation Committees. The Board has determined that each of the members of the Audit, Nominating and Governance and Compensation Committees is independent. Each of these committees is governed by a written charter approved by the Board of Directors. Each is required to perform an annual self-evaluation, and each committee may engage outside independent advisors as the committee deems appropriate. A brief description of the responsibilities of the Audit, Finance, Nominating and Governance and Compensation Committees follows.

Audit Committee:  The Audit Committee monitors and makes recommendations to the Board concerning the financial policies and procedures to be observed in the conduct of VF’s affairs. Its duties include:

•	selecting the independent registered public accounting firm for VF;

•	reviewing the scope of the audit to be conducted by the independent registered public accounting firm;

•	meeting with the independent registered public accounting firm concerning the results of their audit and VF’s selection and disclosure of critical accounting policies;

•	reviewing with management and the independent registered public accounting firm VF’s annual and quarterly statements prior to filing with the Securities and Exchange Commission;

•	overseeing the scope and adequacy of VF’s system of internal accounting controls;

•	reviewing the status of compliance with laws, regulations, and internal procedures, contingent liabilities and risks that may be material to VF;

•	preparing a report to shareholders annually for inclusion in the proxy statement; and

•	serving as the principal liaison between the Board of Directors and VF’s independent registered public accounting firm.

As of the date of this proxy statement, the members of the Committee are Messrs. Fellows (Chairman), Carucci, de Bedout and Otis and Ms. Chugg. The Committee held ten meetings during 2010. The Board of Directors has determined that all of the members of the Committee are independent as independence for audit committee members is defined in the New York Stock Exchange Listing Standards and the Securities and Exchange Commission regulations and that all are financially literate. The Board of Directors has further determined that Messrs. Carucci, Fellows and Otis qualify as “audit committee financial experts” in accordance with the definition of “audit committee financial expert” set forth in the Securities and Exchange Commission regulations and have accounting and related financial management expertise within the meaning of the Listing Standards of the New York Stock Exchange. Messrs. Carucci, Fellows and Otis acquired those attributes through acting as or actively overseeing a principal financial officer or principal accounting officer of a public company. Each of them has experience overseeing or assessing the performance of companies with respect to the evaluation of financial statements.

Finance Committee:  The Finance Committee monitors and makes recommendations to the Board concerning the financial policies and procedures of VF. The responsibilities of the Committee include reviewing and recommending to the Board actions concerning:

•	dividend policy;

•	changes in capital structure, including debt or equity issuances;

•	the financial aspects of proposed acquisitions or divestitures; and

•	VF’s annual capital expenditure budgets and certain capital projects.

As of the date of this proxy statement, the members of the Committee are Messrs. Hurst (Chairman), Bergh, Carucci, de Bedout and Viault. Mr. Wiseman serves as an ex officio member of the Committee. The Committee held five meetings during 2010.

Nominating and Governance Committee:  The responsibilities of the Nominating and Governance Committee include:

•	screening potential candidates for director and recommending candidates to the Board of Directors;

•	recommending to the Board a succession plan for the Chairman and Chief Executive Officer; and

•	reviewing and recommending to the Board governance policies and principles for VF.

The Committee generally identifies nominees for director by engaging a third party search firm whose function is to assist in the identification of potential nominees. The search firm is paid a fee for its services. Candidates are selected for their character, judgment, business experience and acumen. Board members are selected to represent all shareholders and not any particular constituency. In accordance with VF’s Corporate Governance Principles, the Committee considers diversity of experience and background in selecting nominees. The Committee considers this policy to have been effective to date in identifying diverse candidates. The Committee will consider suggestions received from shareholders regarding nominees for election as directors, which should be submitted to the Secretary of VF. If the Committee does not recommend a nominee proposed by a shareholder for election as a director, then the shareholder seeking to propose the nominee would have to follow the formal nomination procedures set forth in VF’s By-Laws. VF’s By-Laws provide that a shareholder may nominate a person for election as a director if written notice of the shareholder’s intent to nominate a person for election as a director is received by the Secretary of VF (1) in the case of an annual meeting, not less than 120 days before the anniversary of the date VF mailed its proxy materials for the prior year’s annual meeting, or (2) in the case of a special meeting at which directors are to be elected, not later than seven days following the day on which notice of the meeting was first mailed to shareholders. The notice must contain specified information about the shareholder and the nominee, including such information as would be required to be included in a proxy statement pursuant to the rules and regulations established by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Committee’s policy with regard to consideration of any potential director is the same for candidates recommended by shareholders and candidates identified by other means. As of the date of this proxy statement, the members of the Committee are Mr. Otis (Chairman) and Messrs. Fellows, Hurst and McCollough and Ms. Chugg and Ms. Fairbairn. The Committee held five meetings during 2010.

Compensation Committee:  The Compensation Committee has the authority to discharge the Board’s responsibilities relating to compensation of VF’s executives and to review and make recommendations to the Board concerning compensation and benefits for key employees. The responsibilities of the Compensation Committee include:

•	reviewing and approving VF’s goals and objectives relevant to the compensation of the Chairman and Chief Executive Officer, evaluating him in light of these goals and objectives, and setting his compensation level based on this evaluation;

•	annually reviewing the performance evaluations of the other executive officers of VF;

•	annually recommending to the Board the salary of each named executive officer of VF and reviewing management’s recommendations regarding the salaries of other senior officers;

•	making recommendations to the Board with respect to incentive compensation-based plans and equity-based plans;

•	periodically reviewing all VF’s compensation and benefit plans insofar as they relate to key employees to confirm that such plans remain equitable and competitive;

•	administering and interpreting VF’s management incentive compensation plans, in accordance with the terms of each plan;

•	preparing a report to shareholders annually for inclusion in the proxy statement; and

•	periodically reviewing and recommending to the Board compensation to be paid to non-employee directors.

The Committee has the authority to retain or obtain the advice of any compensation consultant, legal counsel or other adviser. The Committee may only select a compensation consultant, legal counsel or other adviser after taking into consideration the factors that affect the independence of such advisers as identified from time to time by the Securities and Exchange Commission. The Committee has retained Frederic W. Cook & Co., Inc. (“Frederic Cook”) as its independent compensation consultant to assist the Committee in accomplishing its objectives. Frederic Cook has no relationship with VF other than providing services to the Compensation Committee.

The Chief Executive Officer makes his performance evaluation comments and recommendations to the Committee regarding compensation for executives reporting directly to him. VF management purchases aggregate executive compensation data from Towers Watson (“Towers”) from its database of over 760 U.S.-based companies to assist the Chief Executive Officer in making those recommendations to the Committee.

The Committee has the authority to form and delegate authority to subcommittees as it deems appropriate. The role of the Committee, the compensation consultant and management in executive compensation is discussed in further detail in the Compensation Discussion and Analysis beginning on page 18. The members of the Committee are Ms. Fairbairn (Chairman) and Messrs. Bergh, McCollough, Sharp and Viault. The Committee held six meetings during 2010.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee (i) has ever been an officer or employee of VF, (ii) had any relationship requiring disclosure by VF under the rules and regulations established by the Securities and Exchange Commission, or (iii) is an executive officer of another entity at which one of VF’s executive officers serves on the board of directors.

Board Leadership Structure and Board Oversight of Risk

Eric C. Wiseman serves as both Chief Executive Officer and Chairman of the Board of VF. The members of the Board possess considerable experience and unique knowledge of the challenges and opportunities VF faces and the Board believes that the most effective leadership structure for VF is for Mr. Wiseman to serve as both Chairman and Chief Executive Officer. Further, the Board believes VF has a strong governance structure in place with sufficient processes to provide for independent discussion among directors and for independent evaluation of, and communication with, many members of senior management. These processes include the presiding director structure under which the chairmen of the Nominating and Governance, Compensation, Audit and Finance Committees of the Board preside at meetings or executive sessions of non-management directors on a rotating basis. The Board has concluded that VF and its shareholders are best served by not having a formal policy on whether the same individual should serve as both Chief Executive Officer and Chairman of the Board. The Board retains the flexibility to determine the appropriate leadership structure based on the circumstances at the time of the determination.

Consistent with the requirements of the New York Stock Exchange and the Audit Committee charter, the Audit Committee discusses guidelines and policies to govern the process by which risk assessment and management is undertaken at VF and oversees the steps management takes to monitor and control VF’s material financial risk exposure. Specifically, the Audit Committee reviews the status of compliance with laws, regulations and internal procedures, contingent liabilities and risks that may be material to VF, and the scope and status of systems designed to assure VF’s compliance with laws, regulations and internal procedures through receiving reports from management, legal counsel and other third parties, as well as major legislative and regulatory developments which could materially impact VF’s contingent liabilities and risks. The Audit Committee reports on such matters to the full Board. In addition, the full Board of Directors oversees risks associated with VF’s strategic options.

Summary of Committee Membership and Meetings Held

Committee Membership of Independent Directors and Number of Meetings Held in 2010
Nominating and
	Audit	Compensation	Governance
Director	Committee	Committee	Committee	Finance

Charles V. Bergh		Member		Member

Richard T. Carucci	Member			Member

Juliana L. Chugg	Member		Member

Juan Ernesto de Bedout	Member			Member

Ursula O. Fairbairn		Chairman	Member

George Fellows	Chairman		Member

Robert J. Hurst			Member	Chairman

W. Alan McCollough		Member	Member

Clarence Otis, Jr.	Member		Chairman

M. Rust Sharp		Member

Raymond G. Viault		Member		Member

Number of Meetings	10	6	5	5

Directors’ Compensation

The components of directors’ compensation are cash retainer, committee fees and equity-based grants. The Board sets directors’ compensation based on analysis of information provided by the independent compensation consultant to the Committee annually regarding director compensation of publicly traded companies of a size comparable to VF as to the amount and allocation among cash retainer, committee fees and equity-based grants. The following describes our standard director compensation effective January 1, 2011 (unchanged from 2010). Each director, other than Mr. Wiseman, receives an annual retainer of $50,000 payable in quarterly installments, plus a fee of $1,500 for each Board meeting attended. Each director who serves on a committee is paid $1,500 for each meeting attended. Each director serving as chairman of a committee also receives an additional retainer of $15,000 per year. Each director is paid $1,000 per day for special assignments in connection with Board or committee activity as designated by the Chairman of the Board. Each director, other than Mr. Wiseman, receives an annual grant of equity awards under VF’s 1996 Stock Compensation Plan, as described in the next paragraph. Travel and lodging expenses are reimbursed. Mr. Wiseman, the only director who is also an employee of VF, does not receive any compensation in addition to his regular compensation for service on the Board and attendance at meetings of the Board or any of its committees. Each director may elect to defer all or part of his or her retainer and fees into equivalent units of VF Common Stock under the VF Deferred Savings Plan for Non-Employee Directors. All Common Stock equivalent units receive dividend equivalents. Deferred sums, including Common Stock equivalent units, are payable in cash to the participant upon termination of service or such later date specified in advance by the participant. Six directors elected to defer compensation in 2010. VF does not provide pension, medical or life insurance benefits to its non-employee directors. Directors traveling on VF business are covered by VF’s business travel accident insurance policy which generally covers all VF employees and directors.

In order to link compensation of directors to VF’s stock performance, each director is eligible to receive grants of non-qualified stock options to purchase shares of Common Stock and restricted awards (restricted stock or restricted stock units (“RSUs”)) under VF’s 1996 Stock Compensation Plan. In 2010, each non-employee director received options to purchase 3,138 shares of VF Common Stock, which had a grant date fair value of $59,026 and 775 RSUs which had a grant date fair value of $55,730, each computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”)). The options have an exercise price equal to the fair market value of a share of VF Common Stock at the date of grant, have a stated term of ten years and become exercisable one year after the date of grant. Options are exercisable only so long as the optionee remains a director of VF except that, subject to earlier expiration of the option term, options are not forfeited and are exercisable for 36 months after the director’s separation from the Board. The RSUs are fully vested and will be settled in shares of VF Common Stock one year from the date of grant. It is VF’s policy to strongly encourage stock ownership by VF directors to closely align the interests of directors and shareholders. Accordingly, directors are expected to accumulate, over a specific period of time, and then retain, shares having a fair market value equal to three times their annual retainer.

Directors are encouraged to attend formal training programs in areas relevant to the discharge of their duties as directors. VF reimburses expenses incurred by directors attending such programs.

Each director is eligible to participate in VF’s matching gift program for institutions of higher learning and National Public Television and Radio up to an aggregate of $10,000 per year. This program is available to all VF employees and directors.

2010 Independent Director Compensation

	Fees	Option	RSU	All Other
	Earned or Paid in	Awards[2]	Awards	Compensation[4]	Total
Director	Cash[1] ($)	($)	($)[3]	($)	($)
Charles V. Bergh	$75,500	$59,026	$55,730	$-0-	$190,256
Richard T. Carucci	81,500	59,026	55,730	-0-	196,256
Juliana L. Chugg	81,500	59,026	55,730	-0-	196,256
Juan Ernesto de Bedout	81,500	59,026	55,730	10,000	206,256
Ursula O. Fairbairn	90,500	59,026	55,730	-0-	205,256
Barbara S. Feigin*	46,000	59,026	55,730	6,700	167,456
George Fellows	96,500	59,026	55,730	-0-	211,256
Robert J. Hurst	89,000	59,026	55,730	10,000	213,756
W. Alan McCollough	74,000	59,026	55,730	10,000	198,756
Clarence Otis, Jr.	87,500	59,026	55,730	-0-	202,256
M. Rust Sharp	68,000	59,026	55,730	-0-	182,756
Raymond G. Viault	75,500	59,026	55,730	-0-	190,256

*	In accordance with VF’s tenure policy, Ms. Feigin did not stand for reelection at the 2010 Annual Meeting of Shareholders and, accordingly, her compensation is for a portion of the year.

[1]	Messrs. Bergh, de Bedout, Hurst, Otis and Viault elected to defer all of their cash compensation in 2010 and Mr. Carucci elected to defer one-half of his cash compensation in 2010.

[2]	Each Director was awarded options to purchase 3,138 shares of VF Common Stock on February 16, 2010. The date of the award in 2010 was the same date as the annual awards of options to executives. The value in this column is the grant date fair value computed in accordance with FASB ASC Topic 718 . The assumptions used and the resulting weighted average value of stock options granted during 2010 is summarized in Note O to VF’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended January 1, 2011. The following options to purchase shares of VF Common Stock were outstanding at the end of 2010 for each current non-employee Director: Charles V. Bergh, 9,523; Richard T. Carucci, 3,138; Juliana L. Chugg, 9,523; Juan Ernesto; de Bedout, 51,436; Ursula O. Fairbairn, 46,636; George Fellows, 37,036; Robert J. Hurst, 51,436; W. Alan McCollough, 51,436; Clarence Otis, Jr., 37,036; M. Rust Sharp, 46,636; and Raymond G. Viault, 41,836.

[3]	Each Director was awarded 775 RSUs on February 8, 2010. The value in this column is the grant date fair value computed in accordance with FASB ASC Topic 718. These RSUs remained outstanding on January 1, 2011.

[4]	The amounts in this column reflect matching contributions under VF’s charitable matching gift program. Such contributions were not paid to the directors but were donations to designated institutions or organizations matching the directors’ personal contributions.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides an overview of VF’s compensation program, compensation philosophy and objectives, the components of executive compensation, and executive stock ownership.

Executive Summary

VF’s Executive Compensation Program (the “Program”) has consistently met its objectives, as described below, in recent years, enabling VF to attract and retain capable executives, provide incentives for achieving and exceeding VF’s financial goals and aligning the financial objectives of VF’s executives with those of shareholders. VF’s outstanding performance in 2010 included the following which, in each case, far exceeded our financial goals:

•	Revenues increased 7% to $7,702.6 million from $7,220.3 million in 2009;

•	Earnings per share increased 25% over 2009 earnings per share; and

•	Cash flow from operations reached an all-time high of $1 billion in 2010.

As a result of this strong performance in 2010, the named executive officers received higher non-equity incentive plan compensation payouts for 2010 than in recent years. This resulted in higher total compensation for the executives in keeping with our philosophy of paying our executives for outstanding performance.

Overview of Compensation Program

The goals of the Program are:

•	To provide incentives for achieving and exceeding VF’s short-term and long-term financial goals;

•	To align the financial objectives of VF’s executives with those of its shareholders, both in the short and the long term; and

•	To attract and retain highly competent executives.

The Compensation Committee

VF’s Compensation Committee, composed entirely of independent directors, administers the Program. The Committee’s responsibilities are defined by its charter. The Committee is responsible for reviewing and approving VF’s goals and objectives relevant to the Chairman and Chief Executive Officer’s compensation, setting his compensation levels and formulating his compensation package, as well as reviewing and approving the compensation packages for the other named executive officers of VF. The Committee also annually reviews the performance of the Chairman and Chief Executive Officer and reviews the evaluations of the other named executive officers. The Committee administers and interprets VF’s executive incentive compensation plans in accordance with the terms of each plan. The Compensation Committee is responsible for reviewing all components of the Program annually to confirm that they are necessary and appropriate for VF and in the competitive marketplace for executive talent.

Compensation Consultant

The Committee retained Frederic W. Cook & Co., Inc. (“Frederic Cook”) as its independent compensation consultant to assist the Committee in accomplishing its objectives for 2010. Frederic Cook is independent of VF, having no relationship with VF other than providing advisory services to the Committee. The Committee has sole authority to retain or terminate the service of its compensation consultant and to establish the fees to be paid to the consultant. At the Committee’s request, a representative of Frederic Cook attended all meetings and executive sessions of the Committee in 2010. The Committee instructs Frederic Cook annually to independently prepare an analysis of compensation data regarding the Chairman and Chief Executive Officer and report to the Committee on the compensation data provided by management regarding the other named executive officers.

Management’s Role in the Compensation Setting Process

As requested by the Committee, management is responsible for providing Frederic Cook with information to facilitate its role in advising the Committee and preparing information for each Committee meeting. The Vice President — Human Resources and the Chairman and Chief Executive Officer generally attend Committee meetings, except the executive sessions that are held as part of each meeting. These executives also work with the Committee Chairman to prepare the agenda for each meeting, provide information on VF’s strategic objectives to the Committee and make recommendations to the Committee regarding business performance targets and objectives for all senior executives including the Chairman and Chief Executive Officer.

Based on management’s knowledge of the publicly traded industry-related companies with which VF is most likely to compete for top executives, management also recommends for the Committee’s consideration the industry group of apparel/retail companies whose compensation data is used by the Compensation Committee in its process of establishing compensation targets. In addition, the Chairman and Chief Executive Officer makes recommendations to the Committee regarding compensation for executives reporting directly to him.

Compensation Philosophy and Objectives

The Program incorporates four compensation objectives. The Program aims to:

1. Motivate executive performance to accomplish VF’s short-term and long-term business objectives;

2. Provide annual incentives to executives based on corporate, business group and individual performance;

3. Provide executives with equity-based compensation, thus aligning the interests of shareholders and executives; and

4. Offer total compensation that is competitive with other large U.S.-based companies with which VF may compete for executive talent.

VF balances each of the Program’s objectives by establishing target total direct compensation levels. Total direct compensation is made up of the following elements:

•	Base salary,

•	Annual cash incentive awards, and

•	Long-term equity incentive awards consisting of

•	performance-contingent restricted stock units (“RSUs”), and

•	stock options.

For the purpose of valuing total direct compensation, the performance-based elements are valued at their grant date at target levels. Annual incentive awards and RSUs also provide for above- and below-target payout levels and in this way directly motivate executives to achieve VF’s business goals, reward them for achieving and exceeding these goals and reduce compensation below target levels if goals are not achieved.

In establishing the elements of executive compensation, the Committee, in consultation with Frederic Cook, also assesses whether they promote unnecessary risk-taking. In performing this assessment in 2010, the Committee reviewed with Frederic Cook such compensation design elements as pay mix, performance metrics, performance goals and payout curves, payment timing and adjustments, equity incentives, stock ownership requirements and VF’s trading policies. After performing this analysis the Committee concluded that the compensation program does not promote excessive or unnecessary risk taking.

Competitive Compensation Targets

In 2010, Frederic Cook and management each independently utilized data from the Towers executive compensation database, which includes executive compensation data for over 760 U.S.-based companies (the “Comparison Data”), to assist in establishing compensation targets for 2010. The Comparison Data was provided by Towers on an aggregated basis. The Towers data reported actual salary levels and target levels of performance-based compensation and were adjusted to January 2010 using a 3.0 percent annual update factor. Due to significant variance in size among the companies in the Comparison Data, Towers used regression analysis to size-adjust the compensation data to VF’s approximate annual revenue range. Neither the Committee nor management receives or uses information on any subset of the Towers database and the Committee and management are not aware of the identities of the individual companies in the database. Frederic Cook utilized that data to recommend compensation targets for the Chief Executive Officer, and the Chief Executive Officer utilized the data to recommend compensation targets for the other named executive officers. In addition, the Committee evaluated compensation data regarding an industry group of publicly traded apparel/retail companies (collectively, the “Industry Group”) to assure the Committee that the compensation targets were reasonable as compared to other apparel/retail companies representative of those most likely to compete with VF for executive talent. The companies that comprised VF’s Industry Group in 2010 were as follows:

Columbia Sportswear Company	Phillips-Van Heusen Corporation
Guess, Inc.	Polo Ralph Lauren Corporation
Jones Apparel Group, Inc.	Quicksilver, Inc.
Liz Claiborne, Inc.	The Timberland Company
NIKE, Inc.	Under Armour, Inc.

The Committee considers the aggregate Comparison Data to be both broader and more specific than available data for the narrower Industry Group.

The Compensation Committee sets total direct compensation (base salary, target annual cash incentive awards and target long-term equity incentive award values) for senior executives generally between the 50th and 75th percentile of the Comparison Data. The Committee considers the scope of the executive’s duties, the executive’s experience in his or her role and individual performance relative to his or her peers to establish the appropriate point within that range of percentiles, or outside the range under rare circumstances that justify a deviation. For 2010, the target compensation was not above this range for any named executive officer for whom the Committee established a target except for Mr. Salzburger, a European-based executive, who was slightly above the range primarily due to the long-term decline in the value of the dollar relative to the euro and its impact on the conversion of dollars to euros. Generally, the Committee believes that it should set total direct compensation targets for VF’s senior executives within this range to appropriately motivate and reward strong performance and retain top talent at a reasonable cost to VF as indicated by the available data. The Committee targets total direct compensation for each VF executive officer to be competitive with compensation paid to executives in comparable positions according to the Comparison Data based on targeted performance goals established by the Committee. Benefits are set at levels intended to be competitive but are not included in the Committee’s evaluation of total direct compensation. The Committee may also provide retention awards, as it did in 2010 for Mr. Shearer as described below, but these are not considered in total direct compensation for purposes of setting the targets.

The components of the target total direct compensation opportunity for each executive set by the Committee annually are short-term cash compensation (annual base salary and target non-equity incentives) and long-term equity compensation (stock options and RSUs). The Committee generally allocates between total cash compensation and equity compensation to be competitive with the Comparison Data and the Industry Group. The Committee also considers historical compensation levels, relative compensation levels among VF’s senior executives, and VF’s corporate performance as compared to performance of companies in VF’s Industry Group.

Balance of Base Salary and At-Risk Components

VF’s philosophy is that a significant portion of each executive’s total direct compensation should be at-risk, meaning subject to fluctuation based on VF’s financial performance. The at-risk components of total compensation targets are annual cash incentives and long-term equity compensation. The at-risk portion of total compensation is progressively greater for higher level positions. The at-risk portions of 2010 targeted total compensation for the executives named in this proxy statement were as follows:

At-risk Portion of Targeted
Executive	Total Direct Compensation
Mr. Wiseman	85%

Mr. Shearer	72%

Mr. Salzburger	68%

Ms. Cummings	71%

Mr. Gannaway	63%

VF intends to continue this strategy of compensating its executives through programs that emphasize performance-based incentive compensation by linking executive compensation to VF’s performance. Furthermore, the compensation will be structured to appropriately balance between the long-term and short-term performance of VF, and between VF’s financial performance and shareholder return.

Total Compensation Review

The Compensation Committee has established a practice of annually reviewing all components of VF’s top executives’ compensation and the Committee performed this review in 2010. The Committee reviewed the dollar amounts affixed to all components of the executives’ 2010 compensation, including current cash compensation (base salary and non-equity incentive plan payments), assumed value of long-term incentive compensation (RSUs and stock options valued at the time of the award in a manner consistent with FASB ASC Topic 718), the dollar value to the executive and the cost to VF of all perquisites and other personal benefits, payout obligations under VF’s Pension Plan and VF’s Supplemental Executive Retirement Plan, aggregate balances under VF’s deferred compensation plans, and projected payout obligations under several termination-of-employment scenarios, including termination with and without cause and termination after a change in control of VF. The purpose of the annual review is to enable the Committee to understand the amounts of all elements of the executives’ compensation.

Components of Total Direct Compensation

Base Salary

Base salary of the named executive officers is designed to compensate executives for their level of responsibility, skills, experience and sustained individual contribution. Base salary is intended to be competitive as compared to salary levels for equivalent executive positions at companies in the Comparison Data and the Industry Group. The Committee believes that a competitive base salary provides the foundation for the total compensation package required to attract, retain and motivate executives in alignment with VF’s business strategies.

Target salary ranges and individual salaries for the named executive officers are reviewed by the Committee annually, as well as at the time of a promotion or other change in responsibilities. In determining individual salaries, the Committee considers the scope of job responsibilities, individual contribution, current compensation, tenure, market data, VF’s salary budget and labor market conditions.

Each named executive officer is evaluated annually based on several components: key job responsibilities, key accomplishments and annual goals and objectives. The resulting performance evaluations are presented to the Committee to be utilized in assessing each component of total compensation for each executive.

Annual base salary increases for each executive officer are based on (i) an assessment of the individual’s performance, (ii) the market rate for the individual’s position, and (iii) VF’s overall merit increase budget for salaries of senior employees. The 2010 salaries of the executive officers were approved by the Committee members and all other independent members of the Board of Directors.

Annual base salary rates and percentage increases from 2009 to 2010 for the executive officers named in this proxy statement were as follows:

Executive	2009 Base Salary	2010 Base Salary	Percentage Increase
Mr. Wiseman	$1,000,000	$1,025,000	2.5%

Mr. Shearer	636,000	650,000	2.2%

Mr. Salzburger	€570,000	€581,000	1.9%

Ms. Cummings	508,000	520,000	2.4%

Mr. Gannaway	442,000	450,000	1.8%

Annual Cash Incentives

VF has a cash incentive plan for the named executive officers, the VF Executive Incentive Compensation Plan (“EIC Plan”). The EIC Plan focuses executive attention on annual VF performance as measured by pre-established goals. The incentives are designed to motivate VF’s executives by providing payments for achieving and exceeding goals related to VF’s annual business plan.

Under the EIC Plan, performance goals are set each year by the Committee. The Committee used the competitive external Comparison Data to assist the Committee in establishing targeted dollar amounts to award each named executive under the EIC Plan. The Committee establishes each executive’s targeted annual incentive opportunity under the EIC Plan after consideration of compensation data and the recommendations of Frederic Cook and the Chief Executive Officer. The Committee also makes a general assessment as to the relative amounts of annual incentives for the executives to make sure they are, in the Committee’s judgment, fair and reasonable, but the Committee does not perform any formal internal pay equity calculation for any elements of executive compensation.

The Committee established for 2010 a “pre-set goal” under the EIC Plan of diluted earnings per share from continuing operations in the amount of $2.50, excluding the effects of impairment charges, extraordinary and non-recurring items, required changes in accounting policies and any difference in foreign exchange rates from the rates used in VF’s 2010 financial plan, such that (a) no award for 2010 could be paid to the designated executive officers under the EIC Plan unless the pre-set goal was achieved for fiscal 2010 and (b) up to 200% of the target awards could be paid to the designated executive officers provided that the pre-set goal was achieved. Deductibility to VF for federal income tax purposes of the value of the awards up to the 200% level was maintained in 2010 so long as the pre-set goal of $2.50 in aggregate earnings per share from continuing operations was achieved. The maximum potential individual award is $3,000,000 plus the amount of the participant’s unused annual limit as of the close of the prior year. In determining the actual EIC Plan payouts, the Committee used its discretion to set award payouts below the maximum potential award for each of the named executives. The Committee established “stretch” target performance goals as described below to determine the actual payouts to the executives.

Depending upon the level of achievement of each of the target performance goals, annual cash awards could range from 0% to 200% of the targeted incentive opportunity for each EIC Plan participant. The Committee may exercise discretion regarding awards under the EIC Plan generally or for any individual participant, provided that the pre-set goal is achieved and the maximum potential award is not exceeded.

While it is the policy of the Committee to provide opportunities for annual incentive compensation for achievement of pre-established performance goals based primarily on financial measures, the Committee also retains discretion to pay bonuses apart from the EIC Plan reflecting its subjective assessment of the value of accomplishments of VF’s executive officers which, in the Committee’s view, cannot always be anticipated in advance or reflected in such pre-established goals.

Stretch Performance Goals.  In 2010, stretch target performance goals for the named executive officers were set by the Committee utilizing criteria and weighting recommended by management as well as advice from the Committee’s independent compensation consultant. In setting the stretch performance goals, the Committee considered the worldwide economic recession and resultant decline in consumer spending.

The target stretch performance goals set by the Committee in February 2010, for all the named executives, other than Mr. Salzburger, were based on the following objectives and weighting:

Objective at Target		Weighting
Earnings per share 9.5% above 2009 earnings per share		60.0%

Net revenue targets made up of:	• Net revenues, excluding net revenues of recent acquisitions, 1.1% above 2009 revenues	10.0%

	• Net revenues of recent acquisitions for the portion that occurred during 2010 of the 12-month period following the acquisition equal to approximately 2.1% of VF’s 2009 net revenues	5.0%

Cash flow of $800 million		25.0%

For Mr. Salzburger, who is responsible for a substantial portion of VF’s international businesses, the stretch performance goals were based 20% on the performance objectives for the other executives described above and 80% on the following objectives and weighting:

Objective at Target		Weighting
International operating profit less cost of capital charge 12.6% above 2009 international operating profit less cost of capital charge		60.0%

Net revenue targets made up of:	• International net revenues, excluding net revenues of recent acquisitions, 3.1% above 2009 international revenues	10.0%

	• Net revenues of VF’s recent acquisitions for the portion that occurred during 2010 of the 12-month period following the acquisition equal to approximately 2.1% of VF’s 2009 net revenues	5.0%

International cash flow of $240 million		25.0%

The objectives have different ranges of achievement. Each objective excludes the effects of impairment charges, extraordinary and nonrecurring items, required changes in accounting policies and differences between actual foreign exchange rates during 2010 and the foreign exchange rates assumed in the VF 2010 financial plan at the time the Committee set the targets and, therefore, the calculations may differ from reported financial results. In February 2010, the Compensation Committee set individual target award amounts for the named executive officers for the fiscal year 2010. These target award amounts are set forth on the Grants of Plan-Based Awards table on page 35.

Based on VF’s actual performance in 2010, in February 2011 the Committee determined that the pre-set goal had been achieved. The Committee further determined that 190% of the stretch target performance goals had been achieved, excluding the effect of impairment charges and the difference between actual foreign exchange rates during 2010 and the foreign exchange rates assumed in the VF 2010 financial plan at the time the Committee set the targets, for the named executives. The payments made to the named executive officers under the EIC Plan are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 33.

For the years 2008, 2009 and 2010, actual levels of achievement of target performance goals under the EIC Plan were 12.5%, 104% and 190%, respectively, of the targeted incentive opportunity.

Restricted Stock Units

Under VF’s Mid-Term Incentive Plan (“MTIP”), executives are awarded RSUs that give them the opportunity to earn shares of VF Common Stock for performance achieved over three-year cycles. RSUs provide long-term incentive compensation for executives with the objectives of providing a focus on long-term value and increasing stock ownership. RSUs are designed to align the interests of VF’s executives with those of shareholders by encouraging the executives to enhance the value of VF. In addition, through three-year performance periods, this component of the compensation Program is designed to create an incentive for individual executives to remain with VF. MTIP awards are forfeitable upon an executive’s termination of employment, except (i) a pro rata portion of the award will be deemed earned in the event of death or disability, (ii) commencing with the 2010-2012 cycle, awards continue to accrue in full to the benefit of individuals who retire, provided that the individual was employed by VF for the first fiscal year of the cycle, (iii) a pro rata portion of the award will be deemed earned in the event of a termination of the executive’s employment by VF without cause prior to a change in control, with pro ration based on the part of the performance period in which the executive remained employed plus any period during which severance payments will be made, and (iv) the full award at the higher of target performance or actual performance achieved through the date of termination will be deemed earned in the event of a termination by VF without cause or by the executive for good reason after a change in control of VF. Dividend equivalents are paid on the shares actually paid out under the MTIP (no dividend equivalents are paid on any portion of the MTIP award not earned). The Committee changed the retirement provisions of the RSUs, commencing with the 2010-2012 cycle, so that executives would receive the value of their awards, provided that they remained employed with VF for a substantial portion of the applicable performance period prior to their retirement.

The Committee generally determines the actual number of shares to be paid out for the three-year performance cycle by multiplying the target number of RSUs by the average level of achievement of the stretch goals established annually by the Committee under the EIC Plan during the three years of the performance period, plus an additional number of shares equal to the dollar value of the dividends that would have accrued (without compounding) on the shares subject to the actual award. Actual awards (excluding dividend equivalents) may range from 0% to 200% of the targeted incentive. Deductibility to VF for federal income tax purposes of the value of the awards up to the 200% level is maintained so long as the pre-set goal of positive aggregate earnings per share from continuing operations is achieved for the three-year performance period. This goal was achieved for the 2008-2010 performance cycle. The Committee retains discretion with respect to the actual awards provided that the pre-set goal is met.

In February 2011, the Committee determined that the achievement of the EIC Plan stretch goals for the third year of the three-year MTIP performance cycle was 190%. Therefore, the Committee determined that the level of achievement of the goal for the three-year period 2008 through 2010 was 125%, determined by averaging the deemed achievement of the goals under the EIC Plan for 2008 (80%), 2009 (104%), and 2010 (190%).

The RSU payout made in February 2011 for the 2008-2010 performance period is set forth on the Option Exercises and Stock Vested Table on page 39. The RSU target awards to the executive officers made in February 2010 for the 2010-2012 performance period are set forth in the Grants of Plan-Based Awards Table on page 35. The grant-date fair value of RSU target awards for the three-year performance period beginning in each of 2008, 2009 and 2010 is reflected in the Stock Awards column of the Summary Compensation Table on page 33.

Stock Options

Stock options awarded under the Stock Plan are intended to align executives’ and shareholders’ interests and focus executives on attainment of VF’s long-term goals. Stock options provide executives with the opportunity to acquire an equity interest in VF and to share in the appreciation of the value of the stock. They also provide a long-term incentive for the executive to remain with VF and promote shareholder returns. The Committee determines a value of options awarded to executive officers as a component of the total targeted compensation.

Non-qualified stock options have a term of not greater than ten years and become exercisable not less than one year after the date of grant. Options are exercisable only so long as the option holder remains an employee of VF or its subsidiaries, except that, subject to earlier expiration of the option term, and to the specific terms and definitions contained in the Stock Plan, options generally remain exercisable for the period severance payments are made (if any) in the case of involuntary termination of employment, and for 36 months after death, retirement or termination of employment due to disability, provided that, for stock options granted during and after 2010, it is a condition to such continued vesting after retirement that the employee was employed by VF on December 31 of the year of the date of grant. The Committee made this change to the retirement provisions of the stock option grants so that executives would receive the value of their awards, provided that they remained employed with VF for a substantial portion of time after the date of grant and prior to their retirement. In addition, in accordance with the executives’ change-in-control agreements described on page 44, upon a change in control of VF and termination of the executives’ employment, vesting of the options is accelerated and all of the options become exercisable by the executives.

Stock options are typically granted to the named executive officers annually in February under the Stock Plan. Because the Compensation Committee meets shortly before the release of VF’s earnings for the prior fiscal year and guidance for the following year, the Committee’s practice with respect to the award of stock options under the Stock Plan is to establish the date of grant of the options as the third business day after the earnings release so that the earnings information can be absorbed by the financial markets. The Committee acted on February 8, 2010, to establish the grant date for the options on February 16, 2010. Under the Stock Plan, the exercise price of stock options is the fair market value on the date of grant. “Fair market value” is defined in the Stock Plan as the average of the reported high and low sales price of the Common Stock on the date of grant.

Stock option awards made to the named executive officers during 2010 are listed on the Grants of Plan-Based Awards Table on page 35.

Retention Awards

Retention awards of restricted stock or restricted stock units are made by the Committee from time to time to attract or retain key executives and are designed to reward long-term employment with VF. Awards of restricted stock or restricted stock units for retention purposes under the Stock Plan are not part of regular annual compensation. The retention awards and the amount of any particular retention award are determined in consultation with the Committee’s compensation consultant for the Chief Executive Officer and in consultation with the Chief Executive Officer for the other named executive officers.

On April 26, 2010, Mr. Shearer was awarded 10,000 shares of restricted stock. The restricted stock will vest in 2014 provided that Mr. Shearer remains in the employment of VF until the vesting date, except that a pro rata portion of the restricted stock units would vest if his employment termination is due to death or disability.

Policy for the Recovery of Awards or Payments in the Event of Financial Restatement

The Board of Directors has adopted a policy for the recovery of performance-based compensation from executives. The policy provides that the Board may require an executive to forfeit a performance-based award or repay performance-based compensation if VF is required to prepare an accounting restatement, as a result of misconduct, if such executive knowingly caused or failed to prevent such misconduct. The award agreements for stock options and RSUs under the Stock Plan include provisions respecting such recovery, as does the EIC Plan.

Policy Regarding Hedging in VF Common Stock

The Board of Directors has adopted a policy prohibiting VF’s directors, executive officers named in this proxy statement and certain other executives from engaging in transactions in derivative securities (including puts, calls, collars, forward contracts, equity swaps, exchange funds and the like) relating to VF securities, transactions “hedging” the risk of ownership of VF securities and short sales of VF securities. Under policies in place for many years, VF’s directors, executive officers named in this proxy statement and certain other executives were already prohibited from holding VF securities in margin accounts or pledging VF securities as collateral for loans.

Retirement and Other Benefits

The Committee believes that retirement and other benefits are important components of competitive compensation packages necessary to attract and retain qualified senior executives. The Committee reviews the amounts of the benefits annually along with other compensation components. However, the benefits do not affect the decisions the Committee makes regarding other compensation components, which are generally structured to achieve VF’s short-term and long-term financial objectives. Mr. Salzburger, who is not a U.S. resident, does not participate in VF’s Pension Plan, Supplemental Executive Retirement Plan or Executive Deferred Savings Plan described below. His benefits are described under the caption “Pension Benefits” on page 40.

Pension Benefits

VF sponsors and maintains the VF Corporation Pension Plan (the “Pension Plan”), a tax-qualified defined benefit plan that covers most of VF’s U.S. employees who were employed by VF on or before December 31, 2004, including the U.S.-based named executive officers. The purpose of the Pension Plan is to provide retirement benefits for those employees who qualify for such benefits under the provisions of the Pension Plan. The Pension Plan is discussed in further detail under the caption “Pension Benefits” on page 40.

Supplemental Executive Retirement Plan

VF’s U.S.-based named executive officers participate in a Supplemental Executive Retirement Plan (“SERP”). The SERP is an unfunded, nonqualified plan for eligible participants primarily designed to restore benefits lost under the Pension Plan due to the maximum legal limit of pension benefits imposed under the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code (the “Code”). In the past, the Committee supplemented the SERP benefits of certain executives whose tenure would be relatively short by virtue of having joined VF in mid-career or who lost pension benefits with former employers as a result of an early separation from service. VF believes the SERP assists VF in retaining key executives.

Nonqualified Deferred Compensation

VF’s U.S.-based senior executives, including the U.S.-based named executive officers, are permitted to defer compensation and receive a limited amount of matching credits under the VF Corporation Executive Deferred Savings Plan. This plan enables executives to save for retirement on a tax-deferred basis. Nonqualified deferred compensation is discussed in further detail under the caption “Nonqualified Deferred Compensation” on page 43.

Change-in-Control Agreements

VF has entered into Change-in-Control Agreements (the “Agreements”) with certain VF senior executives, including the named executive officers, that provide the executives with certain severance benefits in the event their employment with VF is terminated by VF or by the executive for good reason, as defined in the Agreements, subsequent to a change in control of VF. The Agreements are designed to reinforce and encourage the continued attention and dedication of such executives to their assigned duties without distraction in the face of the potentially disturbing circumstances arising from the possibility of a change in control of VF. VF believes that change-in-control arrangements are an important component of a competitive compensation package necessary to attract and retain qualified senior executives.

As described and quantified below in the “Potential Payments Upon Change in Control, Retirement or Termination of Employment” section on page 44, the Agreements generally have a term of three years with automatic annual extensions. The Agreements may be terminated, subject to the limitations outlined below, by VF upon notice to the executive and are automatically terminated if the executive’s employment with VF ceases (other than a termination triggering payments under the Agreement). VF may not terminate the Agreements (i) if it has knowledge that any third person has taken steps or has announced an intention to take steps reasonably calculated to effect a change in control of VF or (ii) within a specified period of time after a change in control of VF occurs. Severance benefits payable to the named executive officers include the lump sum payment of an amount equal to 2.99 times the sum of the executive’s current annual salary plus the highest amount of cash incentive awarded to the executive during the three fiscal years ending prior to the date on which the executive’s employment is terminated following a change in control of VF.

Total payments to be made to an executive in the event of termination of employment upon a change in control of VF may constitute excess “parachute payments” (as that term is defined in the Code). Executives subject to U.S. income tax also receive additional payments under the Agreements to reimburse them for any excise taxes, as well as other increased taxes, penalties and interest resulting from any payments under the Agreements by reason of such payments being treated as excess parachute payments. However, if the parachute payments exceed the maximum amount that could be paid to the executive without giving rise to an excise tax, but are less than 105% of such amount, then no gross-up will be paid and the parachute payments will be reduced to just below such amount.

Under the terms of the Agreements, the executives would also be entitled to supplemental benefits, such as accelerated rights to exercise stock options, accelerated lapse of restrictions on restricted stock and RSUs, lump sum payments under the VF SERP, and continued life and medical insurance for specified periods after termination. Upon a change in control of VF, VF also will pay all reasonable legal fees and related expenses incurred by the executive as a result of the termination of his or her employment or in obtaining or enforcing any right or benefit provided by the Agreements.

Payments Upon Separation

The named executive officers, other than Mr. Salzburger, have no contractual right to receive separation payments if they terminate their employment or are terminated with or without cause prior to a change in control of VF. Mr. Salzburger, who is based in Switzerland, has an employment agreement, which is typical in Switzerland. Under his agreement, Mr. Salzburger is entitled to receive one year of base salary and a pro rata amount of the annual incentive bonus he would have earned for the year of termination if his employment is terminated without cause.

Preservation of Deductibility of Compensation

Section 162(m) of the Code limits the deductibility by VF for Federal income tax purposes of annual compensation in excess of $1 million paid to certain officers, unless certain requirements are met. Stock options and certain performance-based awards under the 1996 Stock Compensation Plan are designed to meet these requirements as are annual payments under VF’s EIC Plan. It is the present intention of the Compensation Committee to preserve the deductibility of compensation under Section 162(m) to the extent the Committee believes that to do so is consistent with the best interest of shareholders; however, tax deductibility is only one consideration in determining the type and amount of compensation. The Board of Directors maintains discretion to set salaries and grant awards based on the Board’s assessment of individual performance and other relevant factors. Such salaries and awards may not meet the requirements for full deductibility of Section 162(m). In making compensation decisions the Board takes into consideration any potential loss of deductibility. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy requiring all compensation to be deductible.

Executive Stock Ownership Guidelines

It is VF’s policy to strongly encourage stock ownership by VF senior management. This policy closely aligns the interests of management with those of shareholders. Senior executives are subject to share ownership guidelines that require them to accumulate, over a five-year period, and then retain, shares of VF Common Stock having a market value ranging from one to five times annual base salary, depending upon the position. The Chief Executive Officer and the other named executive officers are required to accumulate VF Common Stock having market values as follows:

Share Ownership Guidelines
Officer	VF Common Stock having a market value of
Chief Executive Officer	Five times annual base salary

Senior Vice Presidents	Three times annual base salary

Vice Presidents	Two times annual base salary

An executive has five years to reach the target. If an executive’s guideline ownership level increases because of a tier change or salary increase, a new five-year period to achieve the incremental guideline ownership level begins with each such change. Once achieved, the ownership of the guideline amount should be maintained for as long as the executive is subject to the guideline.

Credit will be given for direct holdings by the executive or an immediate family member residing in the same household, equity incentive plan share deferrals, shares held through executive deferred savings and 401(k) plans and restricted stock. No credit will be given for shares of stock beneficially owned by someone other than the executive or immediate family member residing in the same household, unexercised stock options, or other similar forms of ownership of stock. Shares held in trust are reviewed for credit by the Committee. Until a senior executive has met the targeted ownership level, whenever he or she exercises a stock option he or she must retain shares equal to 50% of the after-tax value of each option exercised.

All of the named executive officers have exceeded their guideline ownership level targets for executive stock ownership.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and the Committee’s independent compensation consultant. Based on the foregoing review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and VF’s Annual Report on Form 10-K for the fiscal year ended January 1, 2011.

Ursula O. Fairbairn, Chairman
Charles V. Bergh
W. Alan McCollough
M. Rust Sharp
Raymond G. Viault

2008-2010 SUMMARY COMPENSATION TABLE

							Change
							in Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
Name and		Salary[1]	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)[3]	($)[4]	($)[5]	($)[6]	($)[7]	($)[8]	($)

Eric C. Wiseman	2010	$1,025,000	$-0-	$2,329,812	$2,285,574	$2,142,250	$1,466,300	$78,000	$9,326,936

Chairman, President and	2009	1,036,539	-0-	2,252,165	$1,909,435	1,146,200	830,800	67,988	7,243,127

Chief Executive Officer	2008	950,000	641,250	3,452,759	2,247,849	118,750	499,200	79,733	7,989,541

Robert K. Shearer	2010	650,000	-0-	1,503,668	621,093	731,500	963,600	23,400	4,493,261

Senior Vice President and	2009	659,977	-0-	612,015	510,375	401,170	634,800	23,400	2,841,737

Chief Financial Officer	2008	623,400	259,875	622,613	573,343	48,125	285,500	28,588	2,441,444

Karl Heinz Salzburger[2]	2010	770,755	-0-	633,168	700,958	831,778	73,989	195,333	3,205,981

Vice President, President — VF International	2009	794,808	135,745	1,185,815	518,864	289,436	8,640	184,940	3,118,248

Candace S. Cummings	2010	520,000	-0-	468,566	459,609	627,000	872,100	23,400	2,970,675

Vice President —	2009	527,169	-0-	452,900	377,681	343,860	526,100	23,400	2,251,110

Administration, General Counsel and Secretary	2008	498,400	223,750	460,790	424,284	41,250	198,000	25,892	1,872,366

Michael T. Gannaway	2010	450,000	-0-	258,373	285,994	465,500	258,400	23,400	1,741,667

Vice President — VF	2009	457,808	-0-	249,718	211,708	255,290	177,500	23,400	1,375,424

Direct/Customer Teams	2008	411,000	165,375	254,059	279,607	30,625	109,700	48,055	1,298,421

[1]	Base salaries are paid bi-weekly. As a result of pay period ending dates for 2009, base salaries included two additional weeks of salary in 2009. See page 23 for annual salary rates for 2009 and 2010.

[2]	Mr. Salzburger’s cash compensation was paid in euros and converted to U.S. dollars using exchange rates of 1.3266 U.S. dollars to the euro in 2010 and 1.3944 U.S. dollars to the euro in 2009, the average daily exchange rate for each respective calendar year.

[3]	The amounts in this column represent discretionary bonus amounts paid to the executives.

[4]	Awards of performance-based restricted stock units (“RSUs”) for the three-year performance periods of 2008 through 2010, 2009 through 2011, and 2010 through 2012 were made to the named executive officers in February 2008, February 2009 and February 2010, respectively, under the Mid-Term Incentive Plan described in footnote 4 to the Grants of Plan-Based Awards Table on page 35. Depending on the level of achievement of performance goals, pay outs of awards could range up to a maximum of 200% of the target award. The amounts shown for the RSUs in this column are the aggregate grant date fair value of the RSU awards computed in accordance with FASB ASC Topic 718. Fair value for the RSUs was calculated by multiplying the average of the high and the low price of VF Common Stock on the date of the award by the number of target RSUs in the award. Dividend equivalents (without compounding) accrue on these RSUs subject to the same vesting requirements as apply to the RSUs. Also included in this column for Mr. Wiseman for 2008 is $1,410,600, the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 with respect to 20,000 shares of restricted stock awarded to him in 2008 that vest in 2013, provided Mr. Wiseman remains employed by VF (except a pro rata portion of the awards would vest in the event of termination due to death or disability and the awards would vest upon certain terminations following a change in control of VF). Also included in this column for Mr. Shearer for 2010 is $870,500, the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 with respect to 10,000 shares of restricted stock awarded to him in 2010 that vest in 2014, provided Mr. Shearer remains employed by VF (except a pro rata portion of the awards would vest in the event of termination due to death or disability and the awards would vest upon certain terminations following a change in control of VF). Dividends on all of these shares of restricted stock are invested in additional shares that are subject to the same restrictions and vesting as the original award. Also included in this column for Mr. Salzburger for 2009 is $573,800, the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 with respect to 10,000 restricted stock units awarded to him in 2009 that vest in 2014. The amounts in this column for 2008 were restated from previous proxy disclosures to reflect changes in the Securities and Exchange Commission rules.

[5]	Options to purchase shares of VF Common Stock are granted annually to each of the named executive officers under the Stock Plan. The terms of options granted under the Stock Plan are described in footnote 1 to the Outstanding Equity Awards at Fiscal Year-End Table on page 37. Stock options vest over three years of continuous service after the date of grant and expire ten years after the date of grant. The values of the option awards in this column are the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and were estimated using a lattice option-pricing model, which incorporates a range of assumptions for inputs between the grant date of the option and date of expiration. The assumptions used and the resulting weighted average value of stock options granted during 2010 is summarized in Note O to VF’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended January 1, 2011. The amounts in this column for 2008 were restated from previous proxy disclosures to reflect changes in the Securities and Exchange Commission rules.

[6]	The amounts in this column represent cash awards earned during 2008, 2009 and 2010, respectively, under the VF EIC Plan described in footnote 3 to the Grants of Plan-Based Awards Table on page 35.

[7]	The amounts reported in this column represent the aggregate change in the actuarial present value of the named executive officers’ accumulated benefits under all defined benefit and actuarial pension plans (including supplemental plans) in 2008, 2009 and 2010, respectively. No amounts are included in this column for earnings on deferred compensation because the named executive officers do not receive above-market or preferential earnings on compensation that is deferred on a basis that is not tax-qualified. The earnings that the executive officers received on deferred compensation are reported in the Nonqualified Deferred Compensation table on page 43. Amounts in this column for Mr. Salzburger were valued in Swiss francs and converted to U.S. dollars using an exchange rate of 1.0395 Swiss francs to the U.S. dollar in 2010 and 1.0852 Swiss francs to the U.S. dollar in 2009, the average daily exchange rate for each respective calendar year.

[8]	For Mr. Wiseman, this amount includes VF’s matching contribution to the Executive Deferred Savings Plan in the amount of $12,500 (the “VF Match”), financial planning services and personal use of company aircraft in the amount of $54,600. The cost of the personal use of aircraft was calculated based on the aggregate incremental cost to VF. Aggregate incremental cost is based on an hourly charge for VF’s aircraft that includes fuel, maintenance, salaries, ramp fees and landing fees. For Mr. Shearer, Ms. Cummings and Mr. Gannaway this amount includes the VF Match and financial planning services. For Mr. Salzburger, this amount includes a cost of living allowance in the amount of $87,888, a housing allowance in the amount of $87,888, a company car allowance, and a standard educational allowance and family allowance both of which are required by law and are provided on the same terms as available for all VF employees in Switzerland. Amounts in this column for Mr. Salzburger were paid in Swiss francs and converted to U.S. dollars using an exchange rate of 1.0395 Swiss francs to the U.S. dollar in 2010 and 1.0852 Swiss francs to the U.S. dollar in 2009, the average daily exchange rate for each respective calendar year.

2010 GRANTS OF PLAN-BASED AWARDS

									All		All
									Other		Other		Closing
									Stock		Option		Market Price
			Estimated Possible Payouts						Awards:		Awards:	Exercise	on Date
		Grant	Under Non-Equity Incentive Plan						Number of		Number of	or Base	of Grant if
		Date for	Awards[3]			Estimated Future Payouts Under			Shares of		Securities	Price of	Greater	Grant Date
		Purposes				Equity Incentive Plan Awards[4]			Stock or		Underlying	Option	Than	Fair Value
	Grant	of Option	Threshold	Target	Maximum	Threshold	Target	Maximum	Units		Options	Awards[2]	Excercise	of Award
Name	Date[1]	Awards[2]	($)	($)	($)	(#)	(#)	(#)	(#)		(#)	($/Sh)	Price[2]($)	($)

Mr. Wiseman	2/08/2010		-0-	$1,127,500	$2,255,000

						-0-	32,399	64,798						$2,329,812	[6]

		2/16/2010									131,204	$74.85	$75.48	2,285,574	[5]

Mr. Shearer	2/08/2010		-0-	385,000	770,000

						-0-	8,805	17,610						633,168	[6]

		2/16/2010									35,654	74.85	75.48	621,093	[5]

		4/26/2010							10,000	[7]				870,500

Mr. Salzburger	2/08/2010		-0-	437,778	875,556

						-0-	8,805	17,610						633,168	[6]

		2/16/2010									35,654	74.85	75.48	700,958	[5]

Ms. Cummings	2/08/2010		-0-	330,000	660,000

						-0-	6,516	13,032						468,566	[6]

		2/16/2010									26,384	74.85	75.48	459,609	[5]

Mr. Gannaway	2/08/2010		-0-	245,000	490,000

						-0-	3,593	7,186						258,373	[6]

		2/16/2010									14,547	74.85	75.48	285,994	[5]

[1]	All equity awards are made under the VF Stock Plan. The date the Compensation Committee acted to authorize awards is the grant date for all equity awards other than stock option awards under the Stock Plan, the grant procedures for which are described in footnote 2 below.

[2]	Under the Stock Plan, the exercise price of stock options is the fair market value on the date of grant. “Fair market value” is defined under the Stock Plan as the average of the reported high and low sales price of VF Common Stock on the date of grant. The “date of grant” is the date on which the granting of an award is authorized by the Compensation Committee, unless another date is specified by the Compensation Committee. The Compensation Committee’s policy with respect to the award of stock options under the Stock Plan is to fix the date of grant of the options in February as the third business day after VF announces its earnings for the previously completed fiscal year. In February 2010, the Committee acted on February 8 to establish February 16 as the grant date for the options. The closing price of a share of VF Common Stock on February 16, 2010 was $75.48; the average of the high and low price of a share of VF Common Stock on February 16, 2010 was $74.85. The date of grant for other stock awards is the date the Compensation Committee authorized the award. The date reported in this column is the grant date for option awards only.

[3]	The amounts in these columns represent the threshold, target and maximum awards under the VF Executive Incentive Compensation Plan (“EIC Plan”). Under the EIC Plan, performance goals are set each year by the Compensation Committee. The performance goals for 2010 are set forth above in the Compensation Discussion and Analysis Section on page 18. Depending upon the level of achievement of each of the performance goals, annual cash awards could range from 0% to 200% of the targeted incentive opportunity for each EIC Plan participant. The amounts actually paid to the executives for 2010 performance are set forth on the Summary Compensation Table on page 33. Mr. Salzburger’s target has been converted to U.S. dollars from euros based on the average daily exchange rates for calendar year 2010 of 1.3266 U.S. dollars to the euro.

[4]	These awards were made to the named executive officers in February 2010 for the three-year performance period of 2010 through 2012 under the Mid-Term Incentive Plan (the “MTIP”), a subplan under the VF Stock Plan. The MTIP gives the executives the opportunity to earn shares of VF Common Stock. Although actual payout of these shares is generally determined based on the average level of achievement of the performance goals under the EIC Plan during the three years of the performance period, the Committee retains discretion with respect to the actual awards. In order for the named executives to earn Common Stock under this Plan VF must have aggregate positive earnings per share for the three-year performance period. These awards are forfeitable upon an executive’s termination of employment, except (i) a pro rata portion of the award will be deemed earned in the event of death or disability, (ii) commencing with the 2010-2012 cycle, awards continue to accrue in full to the benefit of individuals who retire, provided that the individual was employed by VF for the first fiscal year of the cycle, (iii) a pro rata portion of the award will be deemed earned in the event of a termination of the executive’s employment by VF without cause prior to a change in control, with pro ration based on the part of the performance period in which the executive remained employed plus any period during which severance payments will be made, and (iv) the full award at the higher of target performance or actual performance achieved through the date of termination will be deemed earned in the event of a termination by VF without cause or by the executive for good reason after a change in control of VF. Dividend equivalents accrue on the MTIP awards, but are subject to vesting of the awards. Upon pay out of the MTIP awards the dividend equivalents are then paid in additional shares of stock calculated by dividing the accrued dividend equivalents by the average of the high and the low price of a share of VF Common Stock on the date the award is paid out. Dividend equivalents are not compounded.

[5]	The fair value on the date of grant of each option award was computed in accordance with FASB ASC Topic 718 and was estimated using a lattice option-pricing model, which incorporates a range of assumptions for inputs between the grant date of the option and date of expiration. The assumptions used and the resulting weighted average fair value of stock options granted during 2010 are summarized in Note O to VF’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended January 1, 2011.

[6]	The aggregate fair value of the RSUs was computed in accordance with FASB ASC Topic 718. Fair value for the RSUs was calculated by multiplying $71.91 per share (the average of the high and the low price of VF Common Stock on the date of the award) by the target award.

[7]	On April 26, 2010, the Compensation Committee awarded Mr. Shearer 10,000 shares of restricted stock that vest on July 1, 2014, provided that Mr. Shearer remains an employee of VF (except a pro rata portion of the award would vest in the event of termination due to death or disability and the award would vest upon his termination following a change in control of VF). Dividends (without compounding) accrue on these shares of restricted stock.

Dividends will be paid upon vesting of the shares of restricted stock in additional shares of stock calculated by dividing the accrued dividends by the average of the high and low share price on the date the award is vested and paid out. The fair value of the restricted stock units was calculated by multiplying $87.05 per share (the average of the high and the low price of VF Common Stock on the date of the award) by the award.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2010

	Option Awards[1]				Stock Awards
								Equity Incentive
								Plan Awards:
							Equity	Market
							Incentive Plan	or Payout
							Awards:	Value of
					Number of	Market	Number of	Unearned
					Shares or	Value of	Unearned	Shares,
	Number of	Number of			Units of	Shares or	Shares,	Units or
	Securities	Securities			Stock	Units of	Units or	Other
	Underlying	Underlying			That	Stock That	Other Rights	Rights
	Unexercised	Unexercised	Option	Option	Have Not	Have Not	That Have	That Have
	Options(#)	Options(#)	Exercise	Expiration	Vested	Vested	Not Vested	Not Vested
Name	Exercisable	Unexercisable	Price ($)	Date	(#)	($)[2]	(#)[3]	($)[3]
Eric C. Wiseman	80,000	-0-	34.60	2/13/2013
	54,300	-0-	44.80	2/12/2014
	55,700	-0-	60.20	2/10/2015
	95,800	-0-	56.80	2/09/2016
	60,500	-0-	76.10	2/08/2017
	75,800	37,900	79.50	2/07/2018
	44,497	88,992	53.60	2/12/2019	25,000 [4]	$2,154,500	49,063 [5]	$4,228,249
	-0-	131,204	74.85	2/15/2020	20,000 [4]	1,723,600	40,499 [6]	3,490,204

Robert K. Shearer	43,600	-0-	44.80	2/12/2014
	44,700	-0-	60.20	2/10/2015
	50,800	-0-	56.80	2/09/2016
	32,100	-0-	76.10	2/08/2017
	23,110	11,554	79.50	2/07/2018
	12,092	24,182	53.60	2/12/2019			13,333 [5]	1,149,038
	-0-	35,654	74.85	2/15/2020	10,000 [8]	861,800	11,006 [6]	948,497

Karl Heinz Salzburger	14,400	-0-	60.20	2/10/2015
	19,400	-0-	56.80	2/09/2016
	18,400	-0-	76.10	2/08/2017
	13,681	6,840	79.50	2/07/2018
	12,092	24,182	53.60	2/12/2019	10,000 [7]	861,800	13,333 [5]	1,149,038
	-0-	35,654	74.85	2/15/2020	10,000 [7]	861,800	11,006 [6]	948,497

Candace S. Cummings	21,600	-0-	44.80	2/12/2014
	25,300	-0-	60.20	2/10/2015
	35,900	-0-	56.80	2/09/2016
	23,600	-0-	76.10	2/08/2017
	17,102	8,550	79.50	2/07/2018
	8,948	17,895	53.60	2/12/2019			9,866 [5]	850,252
	-0-	26,384	74.85	2/15/2020			8,145 [6]	701,936

Michael T. Gannaway	18,800	-0-	60.20	2/10/2015
	20,000	-0-	56.80	2/09/2016
	13,250	-0-	76.10	2/08/2017
	9,429	4,714	79.50	2/07/2018
	4,934	9,866	53.60	2/12/2019			5,440 [5]	468,819
	-0-	14,547	74.85	2/15/2020			4,491 [6]	387,034

[1]	All of the options are non-qualified stock options awarded under the Stock Plan. Each option becomes vested and exercisable in thirds on the first, second and third anniversaries of the date of grant, respectively. Options generally become fully vested and exercisable upon the executive’s death or termination of the executive’s employment following a change in control of VF. All options have a ten-year term but, in the event of certain terminations of the optionee’s employment, the options generally expire on an accelerated basis, as follows: 36 months after retirement, death or termination due to disability; at the end of the period severance payments are made (if any) in the case of involuntary termination; and at the time of any voluntary termination. The vesting dates for options that were not vested at the end of the 2010 fiscal year are as follows:

	Vesting Schedule of Unvested Options
		Vest	Vest	Vest
		February	February	February
Name	Grant Date	2011	2012	2013
Mr. Wiseman	2/08/2008	37,900
	2/13/2009	44,496	44,496
	2/16/2010	43,735	43,735	43,734

Mr. Shearer	2/08/2008	11,554
	2/13/2009	12,091	12,091
	2/16/2010	11,885	11,885	11,884

Mr. Salzburger	2/08/2008	6,840
	2/13/2009	12,091	12,091
	2/16/2010	11,885	11,885	11,884

Ms. Cummings	2/08/2008	8,550
	2/13/2009	8,948	8,947
	2/16/2010	8,795	8,795	8,794

Mr. Gannaway	2/08/2008	4,714
	2/13/2009	4,933	4,933
	2/16/2010	4,849	4,849	4,849

[2]	The market value of restricted awards reported in this column was computed by multiplying $86.18, the closing market price of VF’s stock at January 1, 2011, by the number of shares or units of stock awarded.

[3]	The number of shares or units and values in these columns assume an achievement level of 125% of the target amount, which was the actual level of achievement for the three-year performance period ended January 1, 2011. The final level of achievement for the awards in these columns may differ. The number of RSUs was calculated by multiplying 125% by the target number of RSUs awarded, and the dollar value was calculated by multiplying 125% of the target number of RSUs awarded (rounded to the nearest whole number of shares) by $86.18, the closing market price of VF Common Stock at January 1, 2011.

[4]	Mr. Wiseman received an award of 25,000 shares of restricted stock on March 1, 2006, and an award of 20,000 shares of restricted stock on July 14, 2008. These shares of restricted stock vest on March 1, 2011, and July 14, 2013, respectively, provided that Mr. Wiseman remains an employee of VF for both awards (except a pro rata portion of the awards would vest in the event of termination due to death or disability and the awards would vest upon his termination following a change in control of VF). Dividends on these shares of restricted stock are invested in additional shares that are subject to the same vesting requirements and other restrictions as the original award. Dividends accrued as of January 1, 2011, were valued at $428,631.

[5]	This number represents the number of RSUs that were awarded under the MTIP by the Compensation Committee in February 2009 for the three-year performance period ending December 2011, multiplied by an assumed achievement level of 125% (rounded to the nearest whole number of shares). At an achievement level of 200%, the maximum, the number of RSUs and value would be as follows: Mr. Wiseman: 78,500 RSUs with a value of $6,765,130; Mr. Shearer: 21,332 RSUs with a value of $1,838,392; Mr. Salzburger: 21,332 RSUs with a value of $1,838,392; Ms. Cummings 15,786 RSUs with a value of $1,360,437; and Mr. Gannaway: 8,704 RSUs with a value of $750,111.

[6]	This number represents the number of RSUs that were awarded under the MTIP by the Compensation Committee in February 2010 for the three-year performance period ending December 2012 multiplied by an assumed achievement level of 125% (rounded to the nearest whole number of shares). At an achievement level of 200%, the maximum, the number of RSUs and value would be as follows: Mr. Wiseman: 64,798 RSUs with a value of $5,584,292; Mr. Shearer: 17,610 RSUs with a value of $1,517,630; Mr. Salzburger: 17,610 RSUs with a value of $1,517,630; Ms. Cummings 13,032 RSUs with a value of $1,123,098; and Mr. Gannaway: 7,186 RSUs with a value of $619,289.

[7]	Mr. Salzburger received awards of 10,000 restricted stock units in October 2007, and 10,000 restricted stock units in February 2009. These units vest in January 2012 and January 2014, respectively, provided that Mr. Salzburger remains an employee of VF for the term of each award (except a pro rata portion of the awards would vest in the event of termination due to death or disability and the awards would vest upon his termination following a change in control of VF). Dividend equivalents (without compounding) accrue on these restricted stock units, but are subject to vesting of the award. Upon pay out of the award dividend equivalents will be paid in additional shares of stock calculated by dividing the accrued dividends by the average of the high and low share price on the date the award is paid out. Dividends accrued as of January 1, 2011, were valued at $125,100.

[8]	Mr. Shearer received an award of 10,000 shares of restricted stock on April 26, 2010. These shares of restricted stock vest on July 1, 2014, provided that Mr. Shearer remains an employee of VF (except a pro rata portion of the awards would vest in the event of termination due to death or disability and the awards would vest upon certain terminations following a change in control of VF). Dividends on these shares of restricted stock are invested in additional shares that are subject to the same restrictions as the original award. Dividends accrued as of January 1, 2011, were valued at $18,441.

2010 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards[2]
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on	Value Realized
	Exercise	on Exercise	Vesting	on Vesting
Name	(#)	($)[1]	(#)	($)
Eric C. Wiseman	80,000	$3,871,022	35,379	$3,060,623

Robert K. Shearer	80,000	2,823,550	10,786	933,123

Karl Heinz Salzburger	22,500	680,960	17,542	1,389,934

Candace S. Cummings	52,000	2,236,654	7,983	690,595

Michael T. Gannaway	-0-	-0-	4,401	380,764

[1]	The dollar amount realized upon exercise of stock options was calculated by determining the difference between the market price of the underlying securities at exercise and the exercise price of the options.

[2]	These columns report payout of awards of RSUs under the MTIP, including accrued dividends, as described in footnote 4 to the Grants of Plan-Based Awards Table on page 35, for the three-year period ending January 1, 2011. The RSUs were paid out following the determination by the Compensation Committee on February 16, 2011 of the level of achievement for the performance period. The aggregate dollar amount realized by the named executive officers upon the payout of the award was computed by multiplying the number of RSUs by $86.51, the fair market value of the underlying shares on February 16, 2011, the payout date (the number of shares in the chart is rounded to the nearest whole number; the dollar value is based on the actual number of shares including fractional shares). The fair market value is defined under the Stock Plan to be the average of the high and low price of VF Common Stock on the applicable date. For Mr. Salzburger, the amount in this column also includes $837,481, the fair market value of 11,156 restricted stock units at the time of vesting in September 2010. No amounts reported in this column were deferred.

PENSION BENEFITS

VF sponsors and maintains the VF Corporation Pension Plan (the “Pension Plan”), a tax-qualified defined benefit plan that covers most of VF’s domestic employees who were employed by VF on or before December 31, 2004, including all the named executive officers other than Mr. Salzburger whose pension is described below. Benefits under the Pension Plan are calculated by reference to the employee’s “average annual compensation”, which is his or her average annual salary and annual incentive compensation from January 1, 2009, with no less than five years immediately preceding retirement included in the average. If an employee does not have five years of compensation from January 1, 2009, such employee’s compensation for a sufficient number of years immediately prior to 2009 is included to produce a minimum five compensation years.

There are two formulas for computing benefits under the Pension Plan. The “normal retirement” formula is used for employees who qualify for “early retirement” under the Pension Plan upon termination, by being credited with at least ten years of service with VF and having attained age 55. The second formula, less favorable to the employee, is used for employees who have not satisfied both conditions for “early retirement” upon termination. For employees who commence benefits under the Pension Plan prior to age 65, the benefit is reduced to account for the longer period of time over which the benefit is expected to be paid. All of the named executive officers who participate in the Pension Plan are eligible for nonforfeitable benefits under the Pension Plan and the VF Supplemental Executive Retirement Plan (“SERP”).

The SERP is an unfunded, nonqualified plan for eligible employees primarily designed to restore benefits lost under the Pension Plan due to the maximum legal limit of pension benefits imposed under the Employee Retirement Income Security Act of 1974 (“ERISA”) and the Internal Revenue Code (the “Code”). In addition, in the past the Compensation Committee supplemented the Pension Plan benefits of certain senior executives whose tenure was relatively short by virtue of having joined VF in mid-career or who lost pension benefits with former employers as a result of an early separation from service. The combined retirement income from the Pension Plan and the SERP for each of the named executive officers, upon retirement at age 65, would be an amount equal to his or her Pension Plan benefit calculated (i) without regard to any limitation imposed by the Code or ERISA, (ii) without regard to his or her participation in the Deferred Compensation Plan or the Executive Deferred Savings Plan, (iii) on the basis of the average of the highest three years of his or her salary and annual incentive compensation during the ten-year period immediately preceding retirement, and (iv) without deduction or offset of Social Security benefits. For purposes of the table below, the “normal retirement” formula has been used for determining the SERP benefits of all of the named executive officers who participate in the Pension Plan, regardless of whether they otherwise qualify for “early retirement” under the Pension Plan.

Mr. Salzburger has pension benefits under the VF International SAGL pension fund in Switzerland (the “Swiss Pension Plan”) that covers virtually all Swiss-based employees of VF International SAGL over 25 years of age. Under the Swiss Pension Plan, employee and employer together contribute a percentage of the employee’s base salary up to the maximum pensionable salary (which is currently 820,800 Swiss francs ($789,610 converted to U.S. dollars using an exchange rate of U.S. $.9620 to the Swiss franc, the average daily exchange rate for calendar year 2010)) depending on the employee’s age; the contribution for Mr. Salzburger is 15% of the maximum pensionable salary. The portion of the contribution made by employer and employee depends on the category of the employee; Mr. Salzburger contributes 25% and his employer contributes 75%. The annual post-retirement benefit under the Swiss Pension Plan is calculated as a percentage (currently 6.8%) of the accumulated capital in the Swiss Pension Plan for the employee at the time the employee retires. In the event the employee retires earlier than the regular retirement age (which is currently 65 years of age for men), the percentage is reduced. Subject to certain conditions, participants may elect to receive pension benefits entirely or partially in a lump sum; any funds taken as a lump sum reduce the remaining capital and, as a result, the amount of the annual payments. Because of the way benefits are calculated under the Swiss Pension Plan it is not possible to express the pension benefits as a percentage of the last or an average salary.

The assumptions underlying the present values of the U.S.-based named executive officers’ pension benefits are the assumptions used for financial statement reporting purposes and are set forth in Note M to VF’s Consolidated Financial Statements in its Annual Report on Form 10-K for the fiscal year ended January 1, 2011, except that retirement age is assumed to be age 65, the normal retirement age specified in the Pension Plan. The 2010 year-end discount rate was estimated, for the purpose of these calculations, at 5.65%.

2010 PENSION BENEFITS TABLE

			Present Value
		Number of	of	Payments
		Years Credited	Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)[1]	($)[3]	($)
Eric C. Wiseman[4]	VF Corporation Pension Plan	15	$758,800	$-0-

	Supplemental Executive Retirement Plan	15	3,946,400	-0-

Robert K. Shearer[4]	VF Corporation Pension Plan	24	1,638,100	-0-

	Supplemental Executive Retirement Plan	24	3,179,900	-0-

Karl Heinz Salzburger[5]	Pension Fund of VF International SAGL in Switzerland	5	299,951	-0-

Candace S. Cummings[4]	VF Corporation Pension Plan	16	1,589,400	-0-

	Supplemental Executive Retirement Plan	25 [2]	3,834,600	-0-

Michael T. Gannaway	VF Corporation Pension Plan	7	209,600	-0-

	Supplemental Executive Retirement Plan	7	628,100	-0-

[1]	The number of years of service credited to each named executive officer under each Plan was computed as of the same measurement date used for financial statement reporting purposes with respect to VF’s audited financial statements for the fiscal year completed January 1, 2011.

[2]	Ms. Cummings’ years of credited service with respect to the SERP are different from her actual years of credited service. Ms. Cummings had 16 actual years of credited service at December 31, 2010 and her Pension Plan benefit amount is based on those actual years of credited service. However, since Ms. Cummings, who joined VF mid-career, is covered by the Amended and Restated Second Supplemental Annual Benefit Determination (the “Second Determination”) under the SERP (which provides for a benefit at age 65 based on 25 years of credited service regardless of the number of actual years of credited service), her SERP benefit as of December 31, 2010 payable at age 65 is based on 25 years of credited service, rather than her 16 actual years of credited service. The present value of the SERP portion of Ms. Cummings’ benefit is $3,834,600. The present value of her SERP benefit without consideration of the additional years of service credited pursuant to the Second Determination would be $1,882,000. Therefore, the increase to the present value of the SERP benefit due to the extra service awarded her under the Second Determination is $1,952,600.

[3]	The amounts in this column are the actuarial present value of the named executive officer’s accumulated benefit under each plan, computed as of the same Pension Plan measurement date used for financial statement reporting purposes with respect to VF’s audited financial statements for the fiscal year completed January 1, 2011.

[4]	These named executive officers were eligible for early retirement on January 1, 2011. The early retirement benefit for each of these executives is equivalent to the accumulated benefit amount payable at age 65 reduced for early commencement at the rate of five percent (5%) per year for each year prior to such executive’s attainment of age 65. In addition, there is a reduction of four percent (4%) per year for each year prior to Ms. Cummings’ attainment of age 65 under the Second Determination.

[5]	These amounts for Mr. Salzburger were calculated in Swiss francs and converted to U.S. dollars using an exchange rate of U.S. $.9620 to the Swiss franc, the average daily exchange rate for calendar year 2010.

NONQUALIFIED DEFERRED COMPENSATION

VF senior executives, including the named executive officers other than Mr. Salzburger, who is not based in the U.S., are permitted to defer compensation under the VF Corporation Executive Deferred Savings Plan (the “EDSP”).

The EDSP permits an eligible executive to defer into a hypothetical “account,” on a pre-tax basis, annual salary in excess of the Social Security Wage Base ($106,800 for 2010) (but not below 50% of the executive’s annual salary) and generally up to 100% of the executive’s annual cash incentive payment. A participating executive’s account will also be credited with matching credits equal to 50% of the first $25,000 deferred by the executive for the year.

Accounts deferred after January 1, 2005 are payable in either a lump sum or in up to 10 annual installments following termination of employment, as elected by the executive at the time of deferral. With respect to accounts prior to January 1, 2005 an executive may request, subject to VF approval, distribution in a lump sum or in up to 10 annual installments following termination of employment. Prior to termination of employment, an executive may receive a distribution of the executive’s deferred account upon an unexpected financial hardship.

Accounts under the EDSP are credited with earnings and losses based on certain hypothetical investments selected by the executive. The hypothetical investment alternatives available to executives include various mutual funds as well as a VF Common Stock fund. Executives may change such hypothetical investment elections on a daily basis (although executive officers of VF subject to Section 16 of the Securities Exchange Act of 1934 are generally restricted in changing their hypothetical investment elections with respect to the VF Common Stock fund).

2010 NONQUALIFIED DEFERRED COMPENSATION

					Aggregate
	Executive	VF	Aggregate	Aggregate	Balance at
	Contributions	Contributions	Earnings in	Withdrawals/	January 1,
	in 2010	in 2010	2010	Distributions	2011
Name	($)[1]	($)[2]	($)[3]	($)	($)[4]
Eric C. Wiseman	$25,000	$12,500	$565,051	$-0-	$4,829,787
Robert K. Shearer	25,000	12,500	185,964	-0-	4,877,910
Karl Heinz Salzburger	-0-	-0-	-0-	-0-	-0-
Candace S. Cummings	25,000	12,500	343,791	-0-	3,460,070
Michael T. Gannaway	25,000	12,500	34,330	-0-	313,196

[1]	Amounts reported in this column are included as salary and non-equity incentive compensation in the Summary Compensation Table on page 33. The type of compensation permitted to be deferred is cash compensation.

[2]	Amounts reported in this column are included as All Other Compensation in the Summary Compensation Table on page 33.

[3]	This column includes earnings and (losses) on deferred compensation balances.

[4]	This column reflects annual salary and annual incentive awards deferred by each named executive officer during his or her career with VF plus the aggregate amount of contributions by VF (which have never exceeded $12,500 per year) and the investment earnings thereon. All amounts deferred by the named executive officers have been reported in the Summary Compensation Tables in VF’s proxy statements in the year earned to the extent the executive was a named executive officer for purposes of proxy statement disclosure.

POTENTIAL PAYMENTS UPON CHANGE-IN-CONTROL, RETIREMENT OR TERMINATION OF EMPLOYMENT

The following section describes payments that would be made to each of the named executive officers and related benefits as a result of (i) a termination of service in the event of a change in control of VF, (ii) the executive’s early retirement, (iii) the executive’s termination without “cause”, (iv) the executive’s termination with “cause”, or (v) the executive’s resignation, assuming these events occurred on January 1, 2011.

The descriptions below do not include the following amounts that the executives would also receive in all termination scenarios:

(a) retirement benefits, the present value of which is disclosed in the Pension Benefits Table on page 40,

(b) the aggregate balance disclosed in the Nonqualified Deferred Compensation table above,

(c) the executive’s EIC Plan payment for the year ended January 1, 2011, as disclosed in the Summary Compensation Table on page 33, or

(d) the value of the executive’s vested “in-the-money” unexercised stock options, which the executive would retain in all termination scenarios except termination without “cause” with no severance, resignation not qualifying as a retirement or termination with “cause”.

The named executive officers, other than Mr. Salzburger, do not have employment contracts with VF; all of their potential payments outlined below are defined in benefit plan documents described in this proxy statement. Under Mr. Salzburger’s 2005 employment agreement, he would receive one year of base salary and a pro rata amount of his annual incentive bonus which would have been earned for the year of termination in the event of his termination without cause.

Potential Payments upon a Change in Control of VF

VF has entered into Change-in-Control Agreements with the named executive officers. These Agreements provide severance benefits to the executives only if their employment is terminated by VF without cause or for good reason by the executive within the 24 month period after a change in control of VF. “Good reason” for this purpose means a material reduction in the executive’s authority or duties, budget or compensation; a requirement that the executive relocate anywhere not mutually acceptable to the executive and VF; or a breach by the Company of the Agreement. The Agreements have a term of three years with automatic annual extensions. The Agreements may be terminated by VF, unless it has knowledge that a third party intends to effect a change in control of VF, and they may not be terminated until two years after a change in control occurs. Generally, severance benefits payable to the named executive officers include a lump-sum payment of an amount equal to 2.99 times the sum of the executive’s current annual salary plus the highest amount of annual incentive awarded to the executive during the three fiscal years ending prior to the date on which the executive’s employment is terminated following a change in control of VF. Under the terms of the Agreements or the Stock Plan, the executives would also be entitled to supplemental benefits, such as payment of a pro rata portion of non-equity incentive compensation, accelerated rights to exercise stock options, accelerated lapse of restrictions on restricted stock units and restricted stock, lump-sum payments under the VF SERP for U.S.-based executives, continued life and medical insurance for specified periods after termination, entitlements under retirement plans and a lump-sum payment upon attaining retirement age.

Except as described below, the total payments to be made to an executive in the event of termination of employment upon a change in control of VF potentially could exceed the limits imposed by the Code on “parachute payments” (as that term is defined in the Code), which could result in imposition of excise taxes on the executive and loss of tax deductibility for VF. U.S.-based executives receive additional payments under the Agreements to reimburse them for any increase in excise taxes, other increased taxes, penalties and interest resulting from any payments under the Agreements by reason of such payments being treated as excess parachute payments. However, if the parachute payments exceed the maximum amount that could be paid to the executive without giving rise to an excise tax, but are less than 105% of such amount, then no gross-up will be paid and the parachute payments will be reduced to just below such amount.

A “change in control” would include any of the following events, subject to certain exceptions described in the Agreements:

(A) an outside party acquires 20% of VF’s voting securities;

(B) members of the VF Board of Directors on the date of the Agreement no longer constitute a majority of the Board; or

(C) approval by VF shareholders of a plan or agreement providing for a merger or consolidation of VF.

Potential Payments Upon Termination of Employment Following a Change in Control and Related Benefits1,2

If the named executive’s employment had been terminated by VF without cause or by the executive for good reason (as defined above) following a change in control of VF, assuming the triggering event occurred on January 1, 2011, the named executive officers would be entitled to receive the following estimated amounts.

				Estimated		Excise Tax
			Unvested	Value of	Lump-Sum	Gross-up
	Severance	Stock	Stock	Benefit	SERP	on Change
Name	Amount[3]	Awards[4]	Options[5]	Continuation[6]	Benefit[7]	in Control	Total
Mr. Wiseman	$9,470,078	$14,155,582	$4,639,094	$83,509	$1,579,103	$9,804,935	$39,732,301

Mr. Shearer	4,130,685	3,654,808	1,269,016	56,723	764,341	-0-	9,875,573

Mr. Salzburger[8]	4,791,573	4,516,608	1,237,525	36,000	-0-	-0-	10,581,706

Ms. Cummings	3,429,530	2,066,855	939,079	53,205	946,059	-0-	7,434,728

Mr. Gannaway	2,737,345	1,139,644	517,765	49,733	404,912	1,999,848	6,849,247

[1]	These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the named executive officers, which would only be known at the time that they become eligible for payment and would only be payable if a change in control were to occur and the executive’s employment were terminated by VF without cause or by the executive with good reason. The table reflects the amount that could be payable under the various arrangements assuming that the change in control had occurred at January 1, 2011, and the executive’s employment had been terminated on that date, including a gross-up for certain taxes in the event that any payments made in connection with a change in control of VF would be subject to the excise tax imposed by Section 4999 of the Code.

[2]	Valuations of equity awards in this table reflect a price per share of VF Common Stock of $86.18, the closing price of VF’s Common Stock at January 1, 2011.

[3]	The amounts in this column represent 2.99 multiplied by the sum of the executive’s current base salary plus the highest actual annual incentive paid to the executive in the past three years.

[4]	The amount in this column represents the value of target RSU awards under the MTIP for incomplete cycles that would be paid upon a change in control. Incomplete cycles as of January 1, 2011, are the 2009-2011 and 2010-2012 RSU award cycles. For Mr. Wiseman, the amount in this column also includes $3,878,100, the value of accelerated vesting of Mr. Wiseman’s 45,000 shares of restricted stock described in footnote 4 to the Outstanding Equity Awards at Fiscal Year-End Table on page 37 which would be subject to accelerated vesting. For Mr. Shearer, the amount in this column also includes $861,800, the value of accelerated vesting of Mr. Shearer’s 10,000 shares of restricted stock described in footnote 8 to the Outstanding Equity Awards at Fiscal Year-End Table on page 37 which would be subject to accelerated vesting. For Mr. Salzburger, the amount in this column also includes $1,723,600, the value of accelerated vesting of Mr. Salzburger’s 20,000 restricted stock units described in footnote 7 to the Outstanding Equity Awards at Fiscal Year-End Table on page 37 which would be subject to accelerated vesting.

[5]	The amount in this column represents the “in-the-money” value of unvested stock options; however, Mr. Wiseman, Ms. Cummings and Mr. Shearer are retirement eligible and their options would continue to vest and be exercisable for a period of 36 months if they elected to retire upon termination of employment even if there were no change in control.

[6]	The amount in this column represents the estimated present value of the continuation of health and welfare coverage over the 36-month severance period.

[7]	The amount in this column represents the value of enhanced and accelerated SERP benefits.

[8]	Mr. Salzburger’s cash compensation was paid in euros and converted to U.S. dollars using exchange rates of 1.3266 U.S. dollars to the euro, the average daily exchange rate for 2010. Although Mr. Salzburger’s Agreement provides for an excise tax gross-up, a determination as to whether a gross-up payment would be required has not been made because Mr. Salzburger is not subject to U.S. taxation.

Payments Upon Retirement

The following chart shows the estimated value of all unexercisable options and unvested RSU awards on January 1, 2011, assuming the executives had retired on that date:

		Unvested Stock
Name	RSU Awards[1]	Options[2]	Total
Mr. Wiseman[3]	$6,944,729	$4,639,094	$11,583,823

Mr. Shearer[3]	1,887,342	1,269,016	3,156,358

Mr. Salzburger	-0-	-0-	-0-

Ms. Cummings[3]	1,396,633	939,079	2,335,712

Mr. Gannaway	-0-	-0-	-0-

[1]	Valuations in this column reflect a price per share of $86.18, the closing price of VF’s Common Stock at January 1, 2011, and assume that retirement eligible executives will receive the value of incomplete cycles (2009-2011 and 2010-2012) upon early retirement.

[2]	The amounts in this column represent the “in-the-money” values of unexercisable stock options that will continue to become exercisable for a period of 36 months. The values reflect a price of $86.18 per share of VF Common Stock.

[3]	These named executive officers were eligible for early retirement on January 1, 2011.

Payments Upon Termination without Cause

In the event of a termination without “cause”, (i) under the Stock Plan, the executive’s stock options would continue to vest and to be exercisable until the end of the period of the executive’s receipt of installments of severance pay, if any, from VF, and (ii) under the Mid-Term Incentive Plan, the executive would be eligible to receive a pro rata portion of the total number of RSUs the executive is deemed to have earned with the pro rata portion determined as of the earlier of (a) the date of the last severance payment, if any, and (b) the last day of the performance cycle. In addition, under Mr. Salzburger’s 2005 employment agreement, he would receive a payment in the amount of one year of base salary and a pro rata amount of his annual incentive bonus which would have been earned for the year of termination in the event of his termination without cause.

Payments Upon Termination for Cause or Resignation

In the event of a termination with “cause” or resignation, each named executive officer would receive no additional compensation. However, Mr. Wiseman, Ms. Cummings and Mr. Shearer are eligible to retire (see “Payments Upon Retirement,” above).

2010 EQUITY COMPENSATION PLAN INFORMATION TABLE

The following table provides information as of January 1, 2011, regarding the number of shares of VF Common Stock that may be issued under VF’s equity compensation plans.

	(a)	(b)	(c)
Number of securities
	Number of		remaining available
	securities to be		for future issuance
	issued upon	Weighted average	under equity
	exercise of	exercise price of	compensation plans
	outstanding	outstanding	(excluding securities
	options, warrants	options, warrants	reflected in
Plan Category[1]	and rights[2]	and rights[2]	column (a))[3]

Equity compensation plans approved by shareholders	7,837,683	$65.40	12,675,752
Equity compensation plans not approved by shareholders	—	—	—
Total	7,837,683	$65.40	12,675,752

[1]	The table does not include information regarding the Executive Deferred Savings Plan and Deferred Savings Plan for Non-Employee Directors. These plans permit the deferral of salary, annual cash incentive and director compensation into, among other things, stock equivalent accounts. Deferrals in a stock equivalent account are valued as if deferrals were invested in VF Common Stock as of the deferral date, and are paid out only in cash. VF maintains a rabbi trust that holds shares that approximately correspond in number to the stock equivalents, and provides pass-through voting rights with respect to those stock equivalents. Stock equivalents are credited with dividend equivalents. As of January 1, 2011, there were 246,860 stock equivalents outstanding in the stock equivalent accounts under these plans.

[2]	The number of shares includes 1,245,216 restricted stock units that were outstanding on January 1, 2011, under VF’s Mid-term Incentive Plan, a subplan under the 1996 Stock Compensation Plan. Under this Plan, participants are awarded performance-contingent Common Stock units, which give them the opportunity to earn shares of VF Common Stock. The number of restricted stock units included in the table assumes a maximum payout of shares. Actual payout of these shares is determined as described in footnote 4 to the Grants of Plan-Based Awards Table on page 35. Restricted stock unit awards do not have an exercise price because their value is dependent upon the achievement of the specified performance criteria and may be settled only for shares of Common Stock on a one-for-one basis. Accordingly, the restricted stock units have been disregarded for purposes of computing the weighted-average exercise price. The number of shares also includes 76,300 special restricted stock units and 143,259 shares of restricted stock that vest over time and do not have an exercise price. Had the restricted stock units and restricted stock been included in the calculation, the weighted-average exercise price reflected in column (b) would have been $53.18.

[3]	Full-value awards, such as restricted stock and restricted stock units, as well as stock options, may be awarded under VF’s 1996 Stock Compensation Plan, VF’s only plan under which restricted stock/unit awards may be granted. Any shares that are delivered in connection with stock options are counted against the remaining securities available for issuance as one share for each share actually delivered. Any shares that are delivered in connection with full-value awards are counted against the remaining securities available as three shares for each full-value share actually delivered.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Certain Beneficial Owners

Shown below are persons known by VF to have voting power and/or dispositive power over more than 5% of its Common Stock, as well as certain other information, all as of March 2, 2011, except that information regarding the number of shares beneficially owned by certain of the shareholders (but not the calculation of the percentage of the outstanding class) is as of the end of December 2010, as indicated in the footnotes below.

Beneficial Owner	Amount of Beneficial	Percent
and Nature of Ownership	Ownership[1]	of Class

Ursula O. Fairbairn, Clarence Otis, Jr. and PNC Bank, N.A., P.O. Box 7648, Philadelphia, PA 19101, as Trustees under Deeds of Trust dated August 21, 1951(2,3,4)	12,676,151 shares	11.7%
Ursula O. Fairbairn, Clarence Otis, Jr. and PNC Bank, N.A., P.O. Box 7648, Philadelphia, PA 19101, as Trustees under the Will of John E. Barbey, deceased[2,3,4]	8,977,952 shares	8.2%

Total	21,654,103 shares	19.9%
BlackRock, Inc. 40 East 52nd Street New York, New York[5]	7,197,295 shares	6.6%

[1]	None of the shares in this column is known to be a share with respect to which any of the listed owners has the right to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) under the 1934 Act.

[2]	Ms. Fairbairn and Mr. Otis are directors of VF.

[3]	Present life tenants and remaindermen under the Will are various. All present life tenants and all or most future life tenants and/or remaindermen under the Deeds of Trust are, or will be, descendants of John E. Barbey. No individual life tenant or remainderman may, within 60 days, attain beneficial ownership, as specified in Rule 13d-3(d)(1) under the 1934 Act, which exceeds 5% of the outstanding shares.

[4]	Including shares in the above table, PNC Bank, N.A. and its affiliates held a total of 21,735,872 shares (19.9% of the class outstanding) of the VF Common Stock in various trust and agency accounts on December 31, 2010, according to a Schedule 13G/A filed by the Bank with the Securities and Exchange Commission on February 11, 2011. As to all such shares, the Bank and its affiliates had sole voting power over 74,318 shares, shared voting power over 21,654,103 shares, sole dispositive power over 30,532 shares and shared dispositive power over 21,670,473 shares.

[5]	The information in the above table concerning BlackRock, Inc. (“BlackRock”) was obtained from a Schedule 13 G filed with the Securities and Exchange Commission on February 9, 2011, reporting beneficial ownership at December 31, 2010. BlackRock reported that it had sole dispositive power and sole voting power over all such shares.

Common Stock Ownership of Management

The following table reflects, as of March 2, 2011, the total beneficial ownership of VF Common Stock by each director and nominee for director, and each named executive officer, and by all directors and executive officers as a group. Each named individual and all members of the group exercise sole voting and dispositive power, except as indicated in the footnotes. Share ownership of Ms. Fairbairn and Mr. Otis includes 21,654,103 shares reported above under Certain Beneficial Owners, as to which they share voting and dispositive power with PNC Bank, N.A., as Trustees, as of March 2, 2011.

Total Shares Beneficially
Name of Beneficial Owner	Owned[1,2,3]

Directors:
Charles V. Bergh	13,738
Richard T. Carucci	9,541
Juliana L. Chugg	11,513
Juan Ernesto de Bedout	64,223
Ursula O. Fairbairn	21,718,747
George Fellows	40,508
Robert J. Hurst	103,958
W. Alan McCollough	56,550
Clarence Otis, Jr.	21,701,058
M. Rust Sharp	58,890
Raymond G. Viault	56,920
Named Executive Officers:
Candace S. Cummings	194,581
Michael T. Gannaway	97,970
Karl Heinz Salzburger	172,121
Robert K. Shearer	324,546
Eric C. Wiseman[4]	725,099
All Directors and Executive Officers as a Group (20 persons)	23,974,662

[1]	Shares counted as owned include shares held in trusts as of January 1, 2011, in connection with employee benefit plans, as to which the following participants share voting power but have no dispositive power: Ms. Cummings — 6,600 shares; Mr. Gannaway — 1,864 shares; Mr. Wiseman — 4,328 shares; and all directors and executive officers as a group — 37,251 shares. Shares owned also include shares held as of January 1, 2011, in trust in connection with employee benefit plans, as to which the following participants have no dispositive power and shared voting power: Mr. Shearer — 1,302 shares; and all directors and executive officers as a group — 2,071 shares. Shares counted as owned also include shares held in a trust in connection with the VF Deferred Savings Plan for Non-Employee Directors as to which the following directors have shared voting power but do not have dispositive power: Mr. Bergh — 2,843 shares; Mr. Carucci — 1,031; Mr. de Bedout — 13,215 shares; Ms. Fairbairn — 14,520 shares; Mr. Hurst — 22,950 shares; Mr. McCollough — 8,542 shares; Mr. Otis — 8,547 shares; Mr. Sharp — 8,882 shares; Mr. Viault — 10,912 shares; and all directors as a group — 91,442 shares.

[2]	Shares owned also include the following number of stock options that are exercisable as of March 2, 2011, or within 60 days thereafter: Ms. Cummings — 158,743; Mr. Gannaway — 80,909; Mr. Shearer — 241,932; Mr. Wiseman — 592,728; Mr. Salzburger — 108,789; Mr. Bergh — 9,523; Mr. Carucci — 3,138; Ms. Chugg — 9,523; Mr. de Bedout — 46,636; Ms. Fairbairn — 46,636; Mr. Fellows — 37,036; Mr. Hurst — 46,636; Mr. McCollough — 46,636; Mr. Otis — 37,036; Mr. Sharp — 46,636; Mr. Viault — 41,836; and all directors and executive officers as a group — 1,731,894.

[3]	Other than Ms. Fairbairn and Mr. Otis, who are deemed to beneficially own 19.9% of the Common Stock outstanding, the percentage of shares owned beneficially by each named person does not exceed 1% of the Common Stock outstanding. The percentage of shares owned beneficially by all directors and executive officers as a group, was 22.1% of the Common Stock outstanding.

[4]	Mr. Wiseman is also a director.

ITEM NO. 2

PROPOSAL TO APPROVE COMPENSATION OF
NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, VF shareholders will be asked for an advisory shareholder vote to approve the compensation of VF’s named executive officers, as such compensation is disclosed in this Proxy Statement pursuant to the disclosure rules of the Securities and Exchange Commission. Accordingly, VF is providing its shareholders with the opportunity to cast an advisory vote on the fiscal 2010 compensation of our named executive officers as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures.

Shareholders are being asked to vote on the following resolution:

“Resolved, that the shareholders approve the compensation of VF’s executive officers named in the Summary Compensation Table, as disclosed in VF’s Proxy Statement dated March 23, 2011, including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures.”

Please refer to the section titled “Executive Compensation” of this proxy statement for a detailed discussion of VF’s executive compensation principles and practices and the fiscal 2010 compensation of our named executive officers.

VF’s Executive Compensation Program has consistently met its objectives in recent years, enabling VF to attract and retain capable executives, provide incentives for achieving and exceeding VF’s financial goals and aligning the financial objectives of VF’s executives with those of shareholders. As discussed above in the Compensation Discussion and Analysis, compensation in fiscal 2010 for each named executive officer was earned at above-target levels based on VF’s outstanding 2010 performance. That strong performance included the following which, in each case, far exceeded our financial goals:

•	Revenues increased 7% to $7,702.6 million from $7,220.3 million in 2009;

•	Earnings per share increased 25% over 2009 earnings per share; and

•	Cash flow from operations reached an all-time high of $1 billion in 2010.

Although, as an advisory vote, this proposal is not binding upon VF or the Board, the Compensation Committee, which is comprised solely of independent directors and is responsible for making decisions regarding the amount and form of compensation paid to VF’s executive officers, will carefully consider the shareholder vote on this matter, along with other expressions of shareholder views it receives on specific policies and desirable actions. If there are a significant number of unfavorable votes, we will seek to understand the concerns that influenced the vote and address them in making future decisions affecting the Executive Compensation Program.

Our Board unanimously recommends that you vote “FOR” this proposal.

ITEM NO. 3

PROPOSAL REGARDING THE FREQUENCY OF
EXECUTIVE COMPENSATION ADVISORY VOTES

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, VF shareholders will be asked for an advisory shareholder vote on the question of how often VF should seek the advisory shareholder vote to approve the compensation of VF’s named executive officers (the “say-on-pay vote”). We are soliciting your advisory vote on whether to have the say-on-pay vote at the Annual Meeting of Shareholders every one, two or three years.

We value the opinion of our shareholders and encourage communication regarding our executive compensation policies and practices. We believe that a vote every second year will provide shareholders the ability to express their views on the executive compensation policies and practices while providing us with a meaningful time to consult with our shareholders, to consider their input and if appropriate make revisions to the Executive Compensation Program responsive to shareholder concerns. In addition, we believe a vote every two years more closely mirrors the multi-year nature of our compensation program.

Our Executive Compensation Program is administered by the Compensation Committee, which is comprised solely of independent directors and is responsible for making decisions regarding the amount and form of compensation paid to VF’s executive officers. Compensation decisions are complex and, with respect to our named executive officers, are disclosed in our proxy statement pursuant to the disclosure rules of the Securities and Exchange Commission. Compensation decisions are generally made, with respect to any given year, before the results of the previous say-on-pay vote will be available. For example, in order to motivate our executive officers during the entire course of the relevant period and to ensure that certain elements of our compensation qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, our Compensation Committee establishes performance goals during the first quarter of our fiscal year. However, the say-on-pay vote regarding VF’s prior-year compensation is not taken until after the first quarter of our fiscal year. If we receive a less than majority favorable say-on-pay vote, it will generally not be until the following year that the Compensation Committee will be able to effect changes in the compensation program in response to shareholder input. The next proxy disclosure our shareholders see will thus not reflect their input, which may be confusing and frustrating to them. A vote every two years would provide the Compensation Committee with enough time to appropriately respond to a less than majority favorable say-on-pay vote by making changes to the following year’s compensation decisions, which would then be disclosed to shareholders in the next proxy statement in which a say-on-pay vote is being conducted. Shareholders would then be able to express their view as to whether the Compensation Committee adequately responded to their concerns.

We believe a vote every two years is advisable for two additional reasons. First, our program is designed with a long-term focus, placing significant emphasis on elements of pay promoting long-term and sustainable creation of shareholder value. Annual votes on the Executive Compensation Program could promote a short-term focus and undermine some of the program’s more thoughtful and effective features. Second, advisory votes on executive compensation, now required for all public companies, impose a burden on investors to evaluate numerous Executive Compensation Programs, particularly in the months of February and March. Annual say-on-pay votes may exacerbate a trend toward evaluation of compensation programs with standardized “one-size-fits-all” formulas. This could have the effect of discouraging innovation and, in particular, penalizing our program which is designed to coordinate with our business model and incorporate the measures of performance that we believe drive our long-term success.

Although, as an advisory vote, this proposal is not binding upon VF or the Board, VF will adopt the frequency for say-on-pay votes that is chosen by a plurality of VF shareholders voting on this matter.

While you have the opportunity to vote for every one, two or three years, or abstain from voting on the frequency of say-on-pay votes, our Board unanimously recommends that you vote for a frequency of say-on-pay votes of every two years.

ITEM NO. 4

APPROVAL OF AN AMENDMENT TO VF’S BY-LAWS TO ADOPT A MAJORITY VOTING
STANDARD FOR UNCONTESTED DIRECTOR ELECTIONS

The Board of Directors recommends approval of the following amendment to the By-Laws of VF in order to adopt a majority voting standard for the election of directors in uncontested elections.

Under Pennsylvania law, the default voting standard for the election of directors by shareholders is the plurality voting standard under which directors receiving the highest number of votes shall be elected. VF currently has a plurality standard for the election of directors. In light of recent corporate governance trends, the Board of Directors has concluded that requiring directors to receive a majority of votes cast in an uncontested election is an appropriate standard and should be approved by our shareholders. Accordingly, the Board of Directors has unanimously adopted resolutions approving amendments to Article II of VF’s By-Laws in order to change our voting standard for election of directors in an uncontested election to a majority voting standard. The Board has further recommended that the shareholders approve these By-Law amendments. In the revised By-Law provision set forth below, new language is underlined, deleted language is stricken and unaffected provisions are not shown.

ARTICLE II

BOARD OF DIRECTORS

Section 1.  Powers and Election.

(a)

Powers.

The business and affairs of the Corporation shall be managed by the Board of Directors, and all powers of the Corporation, except as otherwise provided by law, by the Articles, or by these By-Laws, shall be exercised by the Board of Directors.

(b)
Election.
Except in the case of vacancies, directors shall be elected by the shareholders.
Each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting of the shareholders called for the purpose of the election of directors at which a quorum is present, provided that if as of a date that is ten (10) days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote in the election of directors generally.

For the purposes of Section 1(b) of this Article II, a “majority of the votes cast” means that the number of shares voted “for” a director must exceed the number of votes “withheld” with respect to that director.

Section 2. Qualifications.  Directors shall be natural persons of full age but need not be residents of the Commonwealth of Pennsylvania or shareholders in the Corporation. A director may also be a salaried officer or employee of the Corporation. No person shall be eligible to be elected a director of the Corporation for a period extending beyond the Annual Meeting of Shareholders immediately following his attaining the age of 72 years. If any person elected as a director shall within 30 days after notice of his election fail to accept such office, either in writing or by attending a meeting of the Board of Directors, the Board of Directors may declare his office vacant.
The Board of Directors or a committee of the Board of Directors appointed pursuant to Article III of these By-Laws shall not nominate for election or reelection as a director any candidate who has not agreed to tender, promptly following the meeting at which he is elected or reelected as a director, an irrevocable resignation that will be effective upon (a) the failure of such director to receive the number of votes required for reelection at the next annual meeting of shareholders at which he stands for reelection, and (b) the acceptance of such director’s resignation by the Board of Directors.

Section 3. Number, Classification, and Term of Office.  The number of directors of the Corporation shall be not less than six and may consist of such larger number as may be determined from time to time by the Board of Directors. The Board of Directors shall be divided into three classes, each class of which shall be as nearly equal in number as possible, the term of office of at least one class shall expire in each year, and the members of a class shall not be elected for a shorter period than one year, or for a longer period than three years. One-third (or the nearest approximation thereto) of the number of the Board of Directors, determined as aforesaid, shall be elected at each Annual Meeting of the shareholders for terms to expire no later than the third subsequent meeting of shareholders at which directors are elected. Each director shall hold office for the term for which he is elected and until his successor ~~shall have~~ has been elected and qualified~~, subject to earlier termination as herein provided~~
or until his or her earlier death, resignation or removal.

Section 4. Resignations.  Any director of the Corporation may resign at any time by giving written notice to the Board of Directors, to the Chairman, to the President, or to the Secretary of the Corporation. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
In the event that a director fails to receive the number of votes required for reelection to the Board of Directors, the Nominating and Governance Committee of the Board of Directors will make a recommendation to the Board of Directors as to whether the Board of Directors should accept the director’s resignation, reject the director’s resignation or take such other action as the Committee may recommend. The Board of Directors will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind such decision within ninety (90) days after certification of the election results.

* * *

Section 6. Vacancies.  Vacancies in the Board of Directors, whether occurring because of death, resignation, removal, increase in the number of directors, or because of some other reason, may be filled by a majority of the remaining members of the Board, though less than a quorum. Any director chosen to fill a vacancy, including a vacancy resulting from an increase in the number of directors, shall hold office until the next election of the class for which such director has been chosen, and until his successor has been selected and qualified or until his earlier death, resignation or removal.
The Board of Directors shall not fill a vacancy on the Board of Directors or a newly created directorship with any candidate who has not agreed to tender, promptly following his appointment to the Board of Directors, an irrevocable resignation that will be effective upon (a) the failure of such director to receive the number of votes required for reelection at the next annual meeting of shareholders at which he stands for reelection, and (b) the acceptance of such director’s resignation by the Board of Directors.

* * *

Section 9. Regular Meetings.  Regular meetings of the Board of Directors shall be held on such dates and at such times as shall be designated from time to time by resolution of the Board of Directors and at such geographic location as may be designated in the notice calling the meeting. ~~If the date fixed for any such regular meeting be a legal holiday under the laws of the State where such meeting is to be held, then the same shall be held on the next succeeding secular day not a legal holiday under the laws of such State, or at such other time as may be determined by resolution of the Board of Directors.~~ At such meetings the directors shall transact such business as may properly be brought before the meeting.

* * *

The Board of Directors recommends a vote FOR ITEM 4, approval of an amendment to VF’s By-laws to adopt a majority voting standard for uncontested director elections.

ITEM NO. 5

RATIFICATION OF THE SELECTION
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Selection of Independent Registered Public Accounting Firm.  The Audit Committee has retained PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for the 2011 fiscal year. PricewaterhouseCoopers LLP served as VF’s independent registered public accounting firm for the 2010 fiscal year. In connection with its decision to retain PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm, the Audit Committee considered whether the provision of non-audit services by PricewaterhouseCoopers LLP was compatible with maintaining PricewaterhouseCoopers LLP’s independence and concluded that it was. A representative of PricewaterhouseCoopers LLP will be present at the Meeting. The representative will be given an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions. Although we are not required to do so, we believe it is appropriate to ask shareholders to ratify the appointment of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm. If shareholders do not ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the selection of an independent registered public accounting firm.

The VF Board of Directors recommends a vote FOR ratification of the selection of PricewaterhouseCoopers LLP.

Professional Fees of PricewaterhouseCoopers LLP.  The following chart summarizes the estimated fees of PricewaterhouseCoopers LLP for services rendered to VF during the 2009 and 2010 fiscal years.

Type of Fees	2009	2010	Description of Fees
Audit Fees	$4,443,000	$3,979,000	“Audit Fees” are fees that VF paid to PricewaterhouseCoopers LLP for the audit of VF’s consolidated financial statements included in VF’s Annual Report on Form 10-K and review of financial statements included in the Quarterly Reports on Form 10-Q, and for services that are normally provided by the auditor in connection with statutory and regulatory filings and engagements; and for the audit of VF’s internal control over financial reporting.

Audit Related Fees	83,000	84,000	“Audit Related Fees” are fees billed for assurance and related services that are reasonably related to the performance of the audit or review of VF’s financial statements and are not reported above under the caption “Audit Fees”. “Audit Related Fees” in 2010 and 2009 consisted primarily of social security audits, sales certificates and other assurance services.

Tax Fees	1,777,000	2,144,000	“Tax Fees” are fees billed for professional services for tax compliance, tax advice, and tax planning. “Tax Fees” in 2010 and in 2009 consisted primarily of tax advisory and tax compliance services, transfer pricing and VAT assistance.

All other Fees	-0-	-0-	PricewaterhouseCoopers LLP performed no services in 2010 and 2009 other than the services reported under “Audit Fees”, “Audit Related Fees” and “Tax Fees”.

Total	$6,303,000	$6,207,000

All audit related services and all other permissible non-audit services provided by PricewaterhouseCoopers LLP were pre-approved by the Audit Committee. The pre-approval policies adopted by the Audit Committee provide that annual, recurring services that will be provided by VF’s independent registered public accounting firm and related fees are presented to the Audit Committee for its consideration and advance approval at each February Audit Committee meeting. At each February Audit Committee meeting, criteria are established by the Audit Committee for its advance approval of specified categories of services and payment of fees to VF’s independent registered public accounting firm for changes in scope of recurring services or additional nonrecurring services during the current year. On a quarterly basis, the Audit Committee is informed of each previously approved service performed by VF’s independent registered public accounting firm and the related fees.

Report of the Audit Committee.  The Audit Committee reports as follows with respect to the audit of VF’s consolidated financial statements for the fiscal year ended January 1, 2011 (the “2010 Financial Statements”). At meetings of the Audit Committee held in February and March 2011, the Audit Committee (i) reviewed and discussed with management the 2010 Financial Statements and audit of internal control over financial reporting; (ii) discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended by the AICPA professional standards, vol. 1 AU section 380, as adopted by the Public Company Oversight Board in Rule 3200T, which include, among other items, matters related to the conduct of the audit of the 2010 Financial Statements; and (iii) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding their communications with the Audit Committee concerning independence and discussed with PricewaterhouseCoopers LLP their independence from VF. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the 2010 Financial Statements as audited by PricewaterhouseCoopers LLP be included in VF’s Annual Report on Form 10-K for the fiscal year ended January 1, 2011 to be filed with the Securities and Exchange Commission.

George Fellows, Chairman
Richard T. Carucci
Juliana L. Chugg
Juan Ernesto de Bedout
Clarence Otis, Jr.

OTHER INFORMATION

Other Matters

The Board of Directors does not know of any other matter that is intended to be brought before the Meeting, but if any other matter is presented, the persons named in the enclosed proxy will be authorized to vote on behalf of the shareholders in their discretion and intend to vote the same according to their best judgment. As of February 1, 2011, VF had not received notice of any matter to be presented at the Meeting other than as described in this proxy statement.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires directors and certain officers of VF, as well as persons who own more than 10% of a registered class of VF’s equity securities (“Reporting Persons”), to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on its review of the Forms filed with the Securities and Exchange Commission and representations received from directors and officers, VF believes that during the preceding year all Reporting Persons timely complied with all filing requirements applicable to them.

Expenses of Solicitation

VF will bear the cost of this proxy solicitation. In addition to the use of mail, proxies may be solicited in person or by telephone by VF employees without additional compensation. VF has engaged D.F. King & Co., Inc. to solicit proxies in connection with this proxy statement, and employees of that company are expected to solicit proxies in person, by telephone and by mail. The anticipated cost to VF of such solicitation is approximately $13,500, plus expenses. VF will reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses incurred in sending proxy material to principals and obtaining their proxies.

2012 Shareholder Proposals

In order for shareholder proposals for the 2012 Annual Meeting of Shareholders to be eligible for inclusion in VF’s proxy statement, VF must receive them at its principal office in Greensboro, North Carolina on or before November 24, 2011. In order for shareholder proposals that are not intended to be included in VF’s proxy statement but which are to be presented at the 2012 Annual Meeting of Shareholders to be timely, VF must receive notice of such at its principal office in Greensboro, North Carolina on or before February 7, 2012.

By Order of the Board of Directors

Candace S. Cummings
Vice President — Administration,
General Counsel and Secretary

Dated: March 23, 2011

APPENDIX A

V.F. CORPORATION
INDEPENDENCE STANDARDS OF THE BOARD OF DIRECTORS

To be considered independent under the Listing Standards of the NYSE, the Board must determine that a director does not have any direct or indirect (as a partner, shareholder or officer of an organization that has a relationship with VF) material relationship with VF by broadly considering all relevant facts and circumstances. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. The Board’s determination of each director’s independence will be disclosed annually in VF’s proxy statement. The Board has established the following categorical standards to assist it in determining director independence in accordance with the NYSE rules:

•	No director who is an employee, or whose immediate family member is an executive officer, of VF can be considered independent until three years after termination of such employment relationship.

•	No director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the company can be considered independent until three years after the end of the affiliation or employment or auditing relationship.

•	No director can be considered independent if he or she is employed, or if his or her immediate family member is employed, as an executive officer of another company where any of VF’s present executives serve on the other company’s compensation committee until three years after the end of such service or employment relationship.

•	No director can be considered independent if he or she receives, or his or her immediate family member receives, more than $100,000 per year in direct compensation from VF, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) until three years after he or she or his or her immediate family member ceases to receive more than $100,000 per year in such compensation.

•	No director can be considered independent if he or she is an executive officer or employee of another company not including a charitable organization (or an immediate family member of the director is an executive officer of such company) that makes payments to, or receives payments from, VF for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues until three years after falling below such threshold.

•	VF will disclose, in its annual proxy statement, any charitable contributions made by VF to a charitable organization if the charitable organization is one in which a VF director serves as an executive officer and, within the preceding three years, charitable contributions made by VF in any single fiscal year exceed the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues. This disclosure does not

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automatically result in a determination against that director’s independence; however, the Board will consider the materiality of this relationship in its overall affirmative determination of that director’s independence status.

•	The Board, as part of its self-evaluation will review all commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships between the Company and its directors.

•	For relationships not qualifying within the above guidelines, the determination of whether the relationship is material, and therefore whether the director is independent, shall be made by the Board. The Company will explain in the next proxy statement the basis for any Board determination that a relationship was immaterial despite the fact that it did not meet the categorical standards of immateriality set forth in the above guidelines.

In addition, members of the Audit Committee of the Board are subject to heightened standards of independence under the NYSE rules and the SEC rules and regulations.

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Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

 Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on April 25, 2011.

Vote by Internet · Log on to the Internet and go to www.envisionreports.com/vfc · Follow the steps outlined on the secured website.

Vote by telephone · Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	· Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals —	The Board of Directors recommends a vote FOR each of the nominees in Item No. 1 and FOR Items No. 2, 4 and 5, and FOR a frequency of every two years in Item No. 3.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+

	01 – Juan Ernesto de Bedout	☐	☐	02 – Ursula O. Fairbairn	☐	☐	03 – Eric C. Wiseman	☐	☐

			For	Against	Abstain		For	Against	Abstain

2.	Advisory Vote to Approve Executive Compensation.		☐	☐	☐	4. Approval of an amendment to VF’s By-laws to adopt a majority voting standard for uncontested director elections.	☐	☐	☐

		1 Yr	2 Yrs	3 Yrs	Abstain
3.	Advisory Vote on Frequency of Shareholder Votes on Executive Compensation.	☐	☐	☐	☐	5. Ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for the 2011 fiscal year.	☐	☐	☐
Shares subject to this proxy/voting instruction card will be voted in the manner indicated above, when the card is properly executed and returned. If no indication is made, such shares will be voted FOR the election of all nominees as Directors, FOR the Approval of Executive Compensation, FOR the Approval of an amendment to VF’s By-laws, FOR ratification of the selection of the independent registered public accounting firm, and FOR a frequency of every two years in Item No. 3. For participants in the VF Corporation employee benefit plans: This card will be treated as voting instructions to the plan trustees or administrator, as explained on the reverse side of this card.

B	Non-Voting Items

Change of Address — Please print your new address below.		Comments — Please print your comments below.	Meeting Attendance
			Mark the box to the right if you plan to attend the Annual Meeting.	☐
C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Voting Instructions for the VF Corporation Retirement Savings Plan
for Salaried Employees (the “Salaried 401(k)”):
This card constitutes voting instructions to Fidelity Management Trust Company, the Trustee for the Salaried 401(k), to vote in person or by proxy any shares of Common Stock allocated to the participant as of March 2, 2011 under the Salaried 401(k), at the Annual Meeting of Shareholders of VF Corporation to be held on April 26, 2011, and at any adjournments thereof, and also constitutes voting instructions to the Trustee for a proportionate number of shares of Common Stock in the Salaried 401(k) for which no instruction card has been received from other participants. If you do not return this card, the Trustee will vote any shares allocated to you in the same proportion as the shares for which instructions were received from other participants in the Salaried 401(k).
Voting Instructions for the VF Corporation Retirement Savings Plan
for Hourly Employees (the “Hourly 401(k)”):
This card also constitutes voting instructions to Fidelity Management Trust Company, the Trustee for the Hourly 401(k), to vote in person or by proxy any shares of Common Stock allocated to the participant as of March 2, 2011 under the Hourly 401(k), at the Annual Meeting of Shareholders of VF Corporation to be held on April 26, 2011, and at any adjournments thereof, and also constitutes voting instructions to the Trustee for a proportionate number of shares of Common Stock in the Hourly 401(k) for which no instruction card has been received from other participants. If you do not return this card, the Trustee will vote any shares allocated to you in the same proportion as the shares for which instructions were received from other participants in the Hourly 401(k).
Voting Request for the VF Executive Deferred Savings Plan and the VF Executive Deferred Savings Plan II (collectively, the “EDSP”):
This card constitutes a voting request to the VF Corporation Pension Plan Committee (the “Committee”), Administrator of the EDSP, to vote any shares of Common Stock held by the trustee of the grantor trust relating to the EDSP and credited to the participant’s EDSP account as of March 2, 2011, at the Annual Meeting of Shareholders of VF Corporation to be held on April 26, 2011, and at any adjournments thereof, with the understanding that the Committee, pursuant to its discretionary powers under the EDSP, may reject this request and direct that the shares be voted in a contrary manner.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — VF Corporation

PROXY SOLICITATION/VOTING INSTRUCTION CARD
Proxy Solicited on Behalf of the Board of Directors for
Annual Meeting on April 26, 2011
The shareholder hereby appoints E.C. Wiseman and C.S. Cummings, and each of them acting individually, proxies of the shareholder, with full power of substitution, to represent and vote, as directed on the reverse side of this card, all shares of Common Stock of VF Corporation held of record by the shareholder on March 2, 2011, at the Annual Meeting of Shareholders of VF Corporation to be held on April 26, 2011, and at any adjournments thereof, and, in their discretion, upon such other matters not specified as may come before said meeting. The shareholder hereby revokes any prior proxies.
You are encouraged to specify your choice by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations.
UNLESS YOU VOTE BY TELEPHONE, INTERNET, OR BY SIGNING AND RETURNING THIS CARD, THE PROXIES CANNOT VOTE YOUR SHARES.
PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

VOTING REQUEST

To:	VF Corporation Pension Plan Committee (the “Committee”), Administrator of the VF Deferred Savings Plan for Non-Employee Directors (the “Plan”)
     As a participant in the Plan with certain Deferrals being credited with gains and losses as if invested in the VF Corporation Common Stock Fund, and in accordance with the Committee’s procedures permitting each such participant the right to request that the VF shares held by the trustee of the grantor trust relating to the Plan and credited to the participant’s Plan account at the record date be voted in a specific manner, I hereby request that my VF shares so credited be voted, in person or by proxy, in the manner shown below:

1.	Election of Directors
The Board of Directors of the Corporation recommends a vote FOR the election of all nominees as Directors.

Nominees:	Juan Ernesto de Bedout, Ursula O. Fairbairn and Eric C Wiseman

FOR	WITHHOLD
☐	☐

2.	Advisory Vote to Approve Executive Compensation
The Board of Directors of the Corporation recommends a vote FOR the Approval of Executive Compensation.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	Advisory Vote on Frequency of Shareholder Votes on Executive Compensation
The Board of Directors of the Corporation recommends a vote FOR a frequency of every two years in Item No. 3.

1 YR	2 YRS	3 YRS	ABSTAIN
☐	☐	☐	☐

4.	Approval of an amendment to VF’s By-laws to adopt a majority voting standard for uncontested director elections.
The Board of Directors of the Corporation recommends a vote FOR the Approval of an amendment to VF’s By-laws.

FOR	AGAINST	ABSTAIN
☐	☐	☐

5.	Ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for the 2011 fiscal year.
The Board of Directors of the Corporation recommends a vote FOR ratification of the selection of the independent registered public accounting firm.

FOR	AGAINST	ABSTAIN
☐	☐	☐
I understand that if I return this form properly signed but do not otherwise specify my choices, this will be deemed to be a request to vote FOR the election of all nominees as Directors, FOR the Approval of Executive Compensation, FOR the Approval of an amendment to VF’s By-laws, FOR ratification of the selection of the independent registered public accounting firm, and FOR a frequency of every two years in Item No. 3.
Signature of Participant:

Dated:                      , 2011

IMPORTANT: Please sign and date these instructions exactly as your name appears hereon.	PLEASE SIGN, DATE AND RETURN THESE INSTRUCTIONS PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED IF MAILED IN THE UNITED STATES.

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